UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-163019	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6541 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Stevens Resources, Inc. No. 6 JieFangNan Lu, HeXi District, Tianjin, China 300000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Unless the context otherwise requires, references in this report to “we,” “us,” “Nova” or the “Company” refer to Nova Lifestyle, Inc. and its subsidiaries. This report contains summaries of the material terms of the agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to those agreements, all of which are incorporated herein by reference.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements regarding our company that include, but are not limited to, any perceived benefits as the result of the share exchange agreement referenced herein; any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “potential,” “believes,” “seeks,” “hopes,” “estimates,” “should,” “may,” “will,” “with a view to” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict.

These forward-looking statements involve various risks and uncertainties. Although we believe our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and other sections in this report. You should read this report and the documents we refer to thoroughly with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this report include additional factors which could adversely impact our business and financial performance.

This report contains statistical data we obtained from various publicly available government publications and industry-specific third party reports. Statistical data in these publications also include projections based on a number of assumptions. The markets for our products may not grow at the rate projected by market data, or at all. The failure of these markets to grow at the projected rates may have a material adverse effect on our business and the market price of our securities. In addition, the rapidly changing nature of our customers’ industries results in significant uncertainties in any projections or estimates relating to the growth prospects or future condition of our markets. Furthermore, if any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

Unless otherwise indicated, information in this report concerning economic conditions and our industry is based on information from independent industry analysts and publications, as well as our estimates. Except where otherwise noted, our estimates are derived from publicly available information released by third party sources, as well as data from our internal research, and are based on such data and our knowledge of our industry, which we believe to be reasonable. None of the independent industry publication market data cited in this report was prepared on our or our affiliates’ behalf.

The forward-looking statements made in this report relate only to events or information as of the date on which the statements are made in this report. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this report and the documents we refer to in this report and have filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect.

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2011, Nova Lifestyle, Inc., a Nevada corporation, entered into and consummated a series of agreements that resulted in the acquisition of all of the ordinary shares of Nova Furniture Limited, which we refer to as Nova Furniture, a corporation organized under the laws of the British Virgin Islands, or the BVI.

We acquired the ordinary shares of Nova Furniture pursuant to the terms of a Share Exchange Agreement and Plan of Reorganization, dated June 30, 2011, or the Share Exchange Agreement, entered into by and between us, Nova Furniture and the four shareholders of Nova Furniture Holdings Limited and St. Joyal, which are the two shareholders of Nova Furniture. Ya Ming Wong and Yuen Ching Ho are the two shareholders of Nova Furniture Holdings Limited, and Jun Jiang and Qiang Liu are the two shareholders of St. Joyal; we collectively refer to these four shareholders as the Nova Furniture Shareholders. Pursuant to the Share Exchange Agreement, we issued 11,920,000 shares of our common stock to the Nova Furniture Shareholders in exchange for their 10,000 ordinary shares of Nova Furniture, consisting of all of its issued and outstanding capital stock. Of the 11,920,000 shares of our common stock issued pursuant to the Share Exchange Agreement, Messrs. Wong and Ho each received 4,842,500 shares and Messrs. Jiang and Liu each received 1,117,500 shares. Concurrently with the Share Exchange Agreement and as a condition thereof, we entered into an agreement with Alex Li, our former president and director, pursuant to which he returned 10,000,000 shares of our common stock to us for cancelation in exchange for an unsecured 90-day promissory note of $80,000 bearing interest at 0.46% per annum. Upon completion of the foregoing transactions, we had 14,900,000 shares of our common stock issued and outstanding.

For accounting purposes, the Share Exchange Agreement and concurrent transactions described above were treated as a reverse acquisition and recapitalization of Nova Furniture because, prior to the transactions, we were a non-operating public shell and, subsequent to the transactions, the Nova Furniture Shareholders owned a majority of our outstanding common stock and exercise significant influence over the operating and financial policies of the consolidated entity.

We issued the shares of common stock to the Nova Furniture Shareholders in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended, or the Securities Act.

Item 2.01 Completion of Acquisition or Disposition of Assets.

We refer to Item 1.01 above, “Entry into a Material Definitive Agreement,” and incorporate the contents of that section herein, as if fully set forth under this Section 2.01.

OUR BUSINESS

Our Company

We design, manufacture and sell modern home furniture for today’s middle class, urban consumer in diverse markets worldwide. We develop high quality residential furniture for the living room, dining room, bedroom and home office in distinctive styles targeted at the medium and upper-medium price ranges. Our products are sold in the United States, China, Europe, Australia and to other markets worldwide. In China, we sell our products through franchise stores under our brands to China’s growing middle class. In the U.S. and international markets, we design and manufacture our products for private label retailers and  global furniture distributors that in turn offer our products to retailers under their own brand names. Our products feature classic and contemporary styles offering comfort and functionality in matching furniture collections and upscale luxury pieces appealing to lifestyle-conscious middle and upper middle-income consumers.

Urbanization, rising family incomes and increased living standards has spurred demand for furniture in China and other countries experiencing rapid economic growth. In order to capture this market opportunity in China, we have established distinct furniture brands and product collections over the past decade targeting segments of China’s middle class and sold through our expanding network of franchise stores. We believe that our diverse brands will grow significantly as the demand for quality and stylish furniture by consumers increases in China with their increased living standards. In addition to expanding our network of franchise stores in China, we also anticipate expanding our direct sales to retailers and chain stores in North America, Europe and Australia, and into emerging growth markets in Asia and the Middle East.

We traditionally have generated the majority of our sales serving as a vertically integrated manufacturer for global furniture distributors and large national retailers. In the U.S. and international markets, we focus on establishing and expanding long-term relationships with our customers by providing large-scale and cost-effective manufacturing through our facilities in China. Our logistics, manufacturing and delivery capabilities provide our customers with the flexibility to select from our extensive furniture collections in their respective shipments. Our experience developing products for the U.S. and international markets has enabled us to develop the scale, manufacturing efficiencies and design expertise that serves as the foundation for us to expand aggressively into China’s highly attractive retail market opportunity.

Our History

We are a U.S. holding company with no material assets other than the ownership interests of our wholly owned subsidiaries through which we design, manufacture and sell residential furniture worldwide: Nova Furniture (Dongguan) Co., Ltd. and Nova Furniture Macao Commercial Offshore Limited, which we refer to as Nova Dongguan and Nova Macao, respectively. Nova Dongguan is a wholly foreign-owned enterprise, or WFOE, and was incorporated on June 6, 2003, under the laws of the People’s Republic of China, which we refer to as China or the PRC. Nova Macao was organized on May 20, 2006, under the laws of Macao. Nova Dongguan and Nova Macao are wholly owned subsidiaries of Nova Furniture Limited, which we refer to as Nova Furniture, a corporation organized under the laws of the British Virgin Islands, or the BVI. Nova Dongguan provides the design expertise and facilities to manufacture our products, and markets and sells our products in China to stores in our franchise network and to wholesalers and agents for domestic retailers and exporters. Historically, Nova Macao has acted as a trading company, importing, marketing and selling products designed and manufactured by Nova Dongguan and third party manufacturers for international markets. We currently are expanding the operations of Nova Macao to move oversight of manufacturing operations from Nova Dongguan.

We were incorporated in the State of Nevada on September 9, 2009, under the name Stevens Resources, Inc., as an exploration stage company with no revenues and no operations engaged in the search for mineral deposits or reserves. On September 28, 2009, we issued 2,000,000 shares of our common stock to Justin Miller, our founder and initial president and director, for $4,000, representing Mr. Miller’s initial investment in the company. On July 13, 2010, Mr. Miller sold his 2,000,000 shares of our common stock to Alex Li for $40,000 in a private transaction exempt from registration under the Securities Act. Concurrently with this transaction, Mr. Miller resigned from his positions with the company, and Mr. Li was appointed our president and director.

Effective as of June 27, 2011, in anticipation of the Share Exchange Agreement and related transactions described below, we changed our name to Nova Lifestyle, Inc. through a merger with our wholly owned, non-operating subsidiary established solely to change our name pursuant to Nevada law. Concurrently with this action, we authorized a 5-for-1 forward split of our common stock effective June 27, 2011. Prior to the forward split, we had 2,596,000 shares of our common stock outstanding, and, after giving effect to the forward split and immediately prior to the Share Exchange Agreement and related transactions described below, we had 12,980,000 shares of our common stock outstanding. We authorized the forward stock split to provide a sufficient number of shares to accommodate the trading of our common stock in the OTC marketplace after our acquisition of Nova Furniture.

Nova Furniture was incorporated on April 29, 2003, by our Chairman and Chief Executive Officer, Ya Ming Wong, and Chief Financial Officer, Yuen Ching Ho. Nova Furniture subsequently formed Nova Dongguan as a WFOE on June 6, 2003. On March 8, 2005, Messrs. Wong and Ho formed Nova Furniture Holdings Limited, which we refer to as Nova Holdings, a corporation organized under the laws of the BVI, and transferred their equity interests in Nova Furniture to Nova Holdings. As a result of this transaction, Nova Furniture became a wholly owned subsidiary of Nova Holdings. Nova Holdings subsequently formed two wholly owned subsidiaries as trading companies for Nova Dongguan products: Nova Furniture Hong Kong Limited, which we refer to as Nova Hong Kong, a company incorporated under the laws of Hong Kong, on April 19, 2005, and Nova Macao on May 20, 2006. Nova Hong Kong ceased doing business in October 2010 to consolidate trading operations, and on February 28, 2011, Nova Holdings applied to the relevant Hong Kong government authorities to deregister the subsidiary. On January 3, 2011, Nova Furniture issued an additional 9,998 shares of its capital stock, of which 8,123 shares were issued to Nova Holdings and 1,875 shares were issued to St. Joyal, an unrelated California corporation engaged in business investment and development. St. Joyal, from time to time since 2009, has introduced us to prospective customers through its business contacts with U.S. domestic furniture wholesalers and retailers. Following this issuance, Nova Holdings held 81.25% and St. Joyal held 18.75% of the equity interests in Nova Furniture. St. Joyal is committed pursuant to a shareholder agreement dated January 1, 2011, or the St. Joyal Agreement, to pay $2.4 million by January 1, 2014, for its 18.75% equity interest in Nova Furniture, of which no payments have been received as of June 30, 2011. The St. Joyal Agreement also provides for St. Joyal to assist in expanding our direct sales customer base in the U.S. On January 14, 2011, Nova Holdings transferred its equity interest in Nova Macao to Nova Furniture, which was accounted for as a reorganization of entities under common control. As a result of this transaction, Nova Macao became a wholly owned subsidiary of Nova Furniture. On March 17, 2011, Nova Dongguan organized Nova Dongguan Chinese Style Furniture Museum, which we refer to as Nova Museum or the Nova Furniture Museum, as a non-profit organization under the laws of the PRC engaged in the promotion of the culture and history of furniture in China.

We acquired the ordinary shares of Nova Furniture pursuant to the terms of a Share Exchange Agreement and Plan of Reorganization, dated June 30, 2011, or the Share Exchange Agreement, entered into by and between us, Nova Furniture and the four shareholders of Nova Holdings and St. Joyal, which are the two shareholders of Nova Furniture. Messrs. Wong and Ho are the two shareholders of Nova Holdings, and Jun Jiang and Qiang Liu are the two shareholders of St. Joyal; we collectively refer to these four shareholders as the Nova Furniture Shareholders. Pursuant to the Share Exchange Agreement, we issued 11,920,000 shares of our common stock to the Nova Furniture Shareholders in exchange for their 10,000 ordinary shares of Nova Furniture, consisting of all of its issued and outstanding capital stock. Of the 11,920,000 shares of our common stock issued pursuant to the Share Exchange Agreement, Messrs. Wong and Ho each received 4,842,500 shares and Messrs. Jiang and Liu each received 1,117,500 shares. Concurrently with the Share Exchange Agreement and as a condition thereof, we entered into an agreement with Mr. Li, our former president and director, pursuant to which he returned 10,000,000 shares of our common stock to us for cancelation in exchange for an unsecured 90-day promissory note of $80,000 bearing interest at 0.46% per annum. Upon completion of the foregoing transactions, we had 14,900,000 shares of our common stock issued and outstanding. For accounting purposes, the Share Exchange Agreement and concurrent transactions described above were treated as a reverse acquisition and recapitalization of Nova Furniture because, prior to the transactions, we were a non-operating public shell and, subsequent to the transactions, the Nova Furniture Shareholders owned a majority of our outstanding common stock and exercise significant influence over the operating and financial policies of the consolidated entity.

Our organizational structure as of the date of this report is set forth in the following diagram :

Our principal executive offices are located at 6541 E. Washington Blvd., Commerce, CA 90040. Our telephone number is (626) 570-1111 and our website address is www.novalifestyle.com.

Our Products

We design, manufacture and sell modern home furniture for today’s middle class, urban consumer in diverse markets worldwide. Many of our products are part of multi-piece lifestyle collections in distinctive styles targeted at the medium and upper-medium price ranges and feature upholstered, wood and metal residential furniture. We classify our products by room, or series, including living room, dining room, bedroom and home office, and by category, or piece, such as sofas, chairs, dining tables, beds, entertainment consoles, cabinets and cupboards. Our largest selling product categories are cupboards, sofas and dining tables, which accounted for 20.6%, 17.9% and 16.9% of sales in 2010 and 25.9%, 13.6% and 20.7% of sales in 2009, respectively. Our products are manufactured primarily from medium-density fiberboard, or MDF board , and particleboard covered with veneers or lacquers and combined with other materials, including steel, glass, marble, leather and fabrics.

We have developed a design process that we believe enables us to better manage the short product life cycle for furniture designs by anticipating and responding quickly to changing consumer preferences. Through market research, customer feedback and ongoing design development, we identify new trends and customer needs in our target markets for incorporation into new products, collections and brands. We develop both individual pieces and collections for entire rooms, which feature matching furniture suites, providing convenient whole-home furnishing options for lifestyle-conscious end consumers. Our products and collections are designed to appeal to consumer preferences in specific markets. For example, consumers in the U.S. market typically prefer sofas with more seat depth and softer cushioning, whereas consumers in China typically prefer firmer, bench-style sofa designs. We generally introduce new collections and styles by participating in international furniture exhibitions and through our sample rooms, and support new product launches with promotions, product brochures and online marketing. Our staff works with customers worldwide to design store and showroom layouts that highlight our matching furniture collections. We believe that our products feature the quality, appearance, functionality and price points sought by today’s middle to upper middle-income consumer in China, the U.S. and international markets.

China Market

Consumer demand for furniture in China has grown rapidly in recent years, with consumption of furniture in China up 37.2% to $10.65 billion in 2010 from 2009, according to the National Bureau of Statistics of China, or the NBS. The expansion of the retail furniture market in China is due, in part, to the country’s rapid economic growth. China’s real gross domestic product, or GDP, growth rate was 10.3% in 2010, and has grown an average of 11.2% annually since 2006, according to the International Monetary Fund, or IMF, “World Economic Outlook Database, April 2011.” China’s GDP is expected to continue to grow at a rate of 9.6% in 2011 despite the recent slowdown in global markets, according to the IMF in its April 2011 “World Economic Outlook,” or the IMF April 2011 Outlook. China has a large population, including a rapidly expanding middle class and young, urban consumer bases, that offers a large pool of potential consumers for our products. China’s market population of middle class and affluent consumers is projected to grow to more than 400 million by 2020 from the approximately 150 million in 2010, according to the Boston Consulting Group’s “Big Prizes in Small Places; China’s Rapidly Multiplying Pockets of Growth” report from November 2010. Economic growth in China has led to greater levels of personal disposable income and increased spending among China’s expanding middle class consumer base. Furthermore, the economic and social development in China has brought about greater urbanization, with urban residents approaching nearly 50% of the population in 2010, up 13.5% since the 2000 national census. This urbanization trend and expanding middle class has promoted increased investment in commercial residential buildings and new housing starts in China, which increased 32.9% and 40.7% in 2010 over 2009, respectively, according to the NBS. As apartment and homeownership continues to rise in China, we believe that sales in the furniture industry will also improve.

In order to capture this residential furniture market opportunity for the middle and upper middle-income consumer in China, we have established distinct furniture brands designed specifically for the consumer preferences of the China market. We feature a wide selection of product categories and styles under our brands, each piece part of a collection bearing a distinctive style, design theme and selection of materials and finish that draw from traditional Chinese culture and modern Hong Kong styles. We anticipate developing new collections semi-annually for each brand. Our sales to consumers in China, accounting for approximately 29% and 19% of sales in 2010 and 2009, respectively, have been small compared to our sales to the U.S. and international markets, and until 2010 consisted solely of sales to wholesalers and agents for domestic retailers. In 2010, sales to our newly established network of franchise stores consisted of approximately $1.69 million, or approximately 6% of sales in 2010, our first year of franchise store sales. We believe that our brands and sales through our franchise store network in China will grow significantly as the demand for quality and stylish furniture increases in China with increased living standards.

Our current and prospective  brands for the China market, each of which includes pieces and matching furniture suites for the living room, dining room, bedroom and home office, are the following:

Colorful World – Our most established and largest selling brand, Colorful World, or 花花世界, was first introduced in 2003 for the middle-income consumer with a young, clean and fashionable look designed for smaller, urban living spaces. Upholstered pieces feature a variety of fabrics and leathers, and other pieces in this brand incorporate steel, glass, marble and lacquered accents and finishes. We anticipate introducing a new bedroom line, Sleeping Life of Colorful World, or 花花世界睡眠生活, in the fourth quarter of 2011, featuring beds and mattresses that incorporate memory foam and other unique features to create a comfortable sleeping space.

Giorgio Mobili – In 2010, we launched our Giorgio Mobili, or GM, brand of luxury furniture with clean, classic styles for the upper middle-income consumer. Our GM collections, highlighted by high-end living room and bedroom sets, combine simple elegance with modern, post-industrial fashion.

Ming Ma – Our Ming Ma, or 明码, brand reinterprets traditional Chinese designs in modern furniture styles. We expect to launch this brand in the fourth quarter of 2011 with three unique collections that combine modern and classical design elements throughout the home.

1SOFA – Functional, practical with bright colors and random pattern combinations, we anticipate launching our 1SOFA brand of dynamic lifestyle furniture in the fourth quarter of 2011 for the middle-income consumer .

Wo Zhi Bao – We plan to introduce our more moderately scaled and priced Wo Zhi Bao, or 屋之宝, brand in the fourth quarter of 2011. Featuring popular fashion and casual designs for the middle-low income consumer, this brand includes practical pieces across all product categories.

International Markets

In 2010, our products were sold in over 20 countries worldwide, with sales to customers in the U.S. and international markets accounting for 71% and 81% of our sales in 2010 and 2009, respectively. Europe and North America are our principal international markets, with sales to Europe accounting for 49% and 54% of sales in 2010 and 2009, respectively, and sales to North America accounting for 10% and 13% of sales in 2010 and 2009, respectively. Worldwide GDP increased 5.0% in 2010, according to the IMF April 2011 Outlook, and global furniture production reached an estimated $347 billion in 2010, according to the Centre for Industrial Studies, or the CSIL, “World Furniture Outlook 2011/2012.” The IMF anticipates further worldwide GDP growth of 4.4% in 2011, with much of the real growth expected in emerging economies. The markets in the U.S. and Europe remain challenging because they are experiencing a slower than anticipated recovery from the recent international financial crisis. However, real growth in furniture demand in 2011 is forecasted to grow 3.3% in the world’s top 70 countries, according to the CSIL “World Furniture Outlook 2011.” We believe that discretionary purchases of furniture by middle to upper middle-income consumers, our target global consumer market, will increase along with the expected growth in the worldwide furniture trade. Furthermore, we believe that furniture featuring modern and contemporary styling such as ours will continue to be in greater demand. As we continue to diversify our international sales by expanding our broad network of distributors, increasing direct sales and entering emerging growth markets, we believe that we are well positioned to respond to changing market conditions, allowing us to take advantage of any upturns in the global and local economies of the markets we serve.

We traditionally have generated the majority of our sales serving as a vertically integrated original design manufacturer, or ODM, and original equipment manufacturer, or OEM, for global furniture distributors and large national retailers. We design and manufacture our products for direct sales to private label retailers worldwide and for global furniture distributors and wholesalers that in turn offer our products to retailers under their own brand names, including Actona Company (Denmark), Artemis (Australia), BUT International (France), Diamond Sofa (U.S.), Dongguan Metals and Minerals (China), Dormitienda (Spain) and El Dorado Furniture (U.S.). We offer a wide selection of standalone pieces across a variety of product categories and approximately 50 product collections developed exclusively for international markets, with new collections introduced annually. Our research and development team works with our customers to modify our existing product designs and create new designs and styles for their market’s particular requirements. We believe that we can continue to expand our sales in the U.S. and international markets as we continue to introduce new quality and stylish products to distributors and increase our direct sales to retailers and chain stores as we expand and explore new markets worldwide.

Sales and Marketing

Our sales and marketing strategies to reach our target middle class, urban consumer include (1) expanding our franchise store network in China; (2) increasing direct sales in the U.S. and internationally; (3) participation in trade exhibitions; (4) promotion of furniture culture; and (5) advertising and online marketing.

We sell our branded products in China primarily through our growing network of franchise stores. Each store is independently owned and operated under a product franchise agreement for a single brand in an exclusive sales region, typically designated by city or district. The first franchise stores opened in the first quarter of 2010 selling Colorful World brand products, and, as of December 31, 2010, we had 38 franchise stores in operation with an additional 20 under contract or construction for both the Colorful World and Giorgio Mobili brands . We intend to develop this market aggressively, building awareness of our brands in China by increasing marketing efforts and expanding our franchise store network to an anticipated 100 locations in 2011 with a goal of 200 locations in 2012. We anticipate locating franchise stores in cities throughout China in order to reduce our dependence on any one region. Most of the franchise stores currently are located within furniture marketplaces or shopping malls, which is common for the retail furniture industry in China, rather than as standalone storefronts. The location of these stores also helps to market and introduce our products by creating brand awareness within the furniture marketplaces among consumers. As part of the product franchise agreement, we provide sales and marketing training to the franchisee and assist in designing store interior details such as layout, decorations and lighting to reflect the distinctive style of the representative brand, complement the quality of our products and create an inviting shopping experience with curb appeal that targets our intended middle and upper middle-income consumer.

We plan to increase our direct sales to retailers and chain stores in the U.S. and international markets as we continue to diversify our customer base from global furniture distributors. Through our relationship with St. Joyal, an investor in Nova Furniture and a California corporation specializing in business development and management and organizational planning, we plan to expand our direct sales and marketing efforts in North America, and in particular the U.S., which historically is the largest market worldwide for sales of imported furniture. St. Joyal has extensive business contacts with U.S. domestic furniture wholesalers and retailers, through which we have been introduced to some of our customers in the U.S. and anticipate continuing to introduce our products and manufacturing capabilities to new customers in the U.S. market. In addition, we plan to expand our existing sales and presence in the U.S. market by establishing showrooms and growing our U.S.-based management and sales team. We intend to develop new brands for our direct sales in the U.S. and international markets while continuing to supply products directly to retailers and chain stores under ODM and OEM agreements and private label brands.

We generally gain new customers in the international markets and introduce new product collections and styles by participating in and attending international furniture exhibitions throughout the year. We have shown our products at furniture exhibitions worldwide, including the International Famous Furniture Fair (3F) in Dongguan, China and the China International Furniture Exhibition in Shanghai, China, and in connection with our customers at IMM Cologne (Germany) with Actona Company, Las Vegas Market (U.S.) and High Point Market (U.S.) with Diamond Sofa and Interiors Birmingham (United Kingdom) with Yeh Brothers. We anticipate attending and exhibiting at additional furniture exhibitions to meet new distributors and buyers as we expand and explore emerging international markets, such as the Middle East. We also have developed showrooms at our Nova Dongguan facilities to highlight our latest collections and product samples to buyers. We plan to exhibit our new Ming Ma, 1SOFA and Wo Zhi Bao brands at the International Famous Furniture Fair in Dongguan, China in September 2011, followed by our anticipated launch of these three brands in China during the fourth quarter of 2011.

We established the Nova Furniture Museum in Dongguan, Guangdong Province, China, in 2011 to promote the culture and history of furniture in China. Visitors to the museum learn about interior design and furnishings as they developed in China over the past centuries, including the different styles and changing materials used in traditional Chinese furniture from which we have drawn inspiration for our products. In addition to furniture gallery installations, the Nova Furniture Museum hosts community programs and connects to an exhibition hall showcasing our brands and new product collections.

We support new product collections and brand launches with advertising campaigns, participation in furniture exhibitions, offering of product samples and creating product brochures and online marketing. We provide samples and brochures of new products for international markets to distributors and buyers, as is common in the furniture industry. Stores in our franchise network in China individually market and advertise our products through local media, and we coordinate large-scale promotions for new product collections in China with affiliated stores. We advertise our products and manufacturing capabilities in trade journals and magazines, and plan to advertise our products on third party websites and furniture sales portals in China. We currently do not sell our products online through our website, but we plan to offer our 1SOFA brand products to consumers in China through third party shopping portals. We believe that our planned direct-to-consumer online marketing will complement our retail franchise network in China by building our brand awareness and as an effective advertising vehicle.

As of May 31, 2011, our sales and marketing departments consisted of 59 employees, of whom 37 were dedicated primarily to franchising and direct sales in China, 14 were dedicated to international markets and 8 to marketing. All sales of our products to customers in China are made through Nova Dongguan, and all sales to customers in the U.S. and international markets are made through Nova Macao.

Production

We operate manufacturing facilities through our wholly owned subsidiary, Nova Dongguan, in Dongguan, Guangdong Province, China, with an estimated annual production capacity of approximately 316,000 units, including approximately 20,000 sofas and 25,000 dining tables. We anticipate expanding our production and manufacturing capabilities at our Nova Dongguan facilities beginning in 2012 to match our planned expansion of our franchise network in China and direct sales in the U.S. and international markets. This planned expansion will include a new logistics center for the distribution of our products in China and an estimated production capacity increase of 20% for sofa manufacturing. We intend to finance the expansion of our production and manufacturing capabilities through cash flow provided by operations and funds raised through offerings of our securities, if and when we determine such offerings are required. We also source finished products based on our designs or those of our customers from third party manufacturers from time to time in order to provide new products we do not manufacture currently or to fulfill orders placed by customers in international markets. Currently, this outsourcing of our own designs is limited to the beds and mattresses for our Sleeping Life of Colorful World brand. We plan to expand our facilities and production capacity beginning in 2012, after which we anticipate our Nova Dongguan facilities being able to produce the products that we currently outsource based on our designs. Our manufacturing facilities are fully integrated, with in-house capabilities to design, produce and finish all upholstered, wood and metal-based furniture. We have implemented multiple, comprehensive quality control procedures throughout our product development and manufacturing processes that are designed to ensure product quality and safety. Our quality control staff oversees production beginning from the receipt of raw materials from our suppliers to the final inspection conducted with buyer representatives at the time products are shipped. We provide a one-year warranty on products sold to retailers and distributors for manufacturing defects, during which period we will give credit or replace defective parts. We believe that our vertically integrated manufacturing process provides us with a competitive advantage, as it enables us to produce quality and stylish products at lower cost while contributing to our ability to generate and maintain attractive gross margins. Furthermore, our manufacturing capabilities allow us to update designs and change production quickly based on customer and consumer demands.

We base our production schedule on customer orders and schedule deliveries on a just-in-time basis; accordingly, our finished product inventory and backlog generally are very low. We typically have a production period of 15 to 20 days on orders for the China retail market, which we believe makes our products more attractive to retailers in China. We maintain raw material inventory for the purpose of decreasing the production period on orders for the China retail market. On orders for international markets, our production period typically is 35 to 45 days from receipt of order, which includes the sourcing and purchasing of raw materials specific to the order. Currently, all of our products for international markets are ordered under ODM or OEM agreements and are manufactured unlabeled or with the branding of the end retailer.

Suppliers and Raw Materials

Our major raw material purchases include MDF board, particleboard, stainless and carbon steel, leather, glass and lacquers. The majority of our raw materials are sourced in China through suppliers with whom we have long-standing relationships and that are located in Guangdong, Jiangsu, Shanghai and Zhejiang Provinces. Our principal suppliers of raw materials, accounting for approximately 24% of our raw material purchases in 2010, are: DaYa Wood Products Co., Ltd., Shenzhen Qishimei Paint Co., Ltd. and Dongguan Lianyi Glass. One supplier, DaYa Wood Products Co., Ltd., accounted for approximately 10% of our raw material purchases in 2010. We also source finished goods from third party manufacturers to fulfill orders placed by customers in international markets through Nova Macao. We purchased these finished products for resale from one vendor, Dongguan Metals and Minerals, which accounted for approximately 29% and 27% of all our purchases from all of our suppliers in 2010 and 2009, respectively.

As our major raw material purchases consist of common and readily available materials, we seek to maintain multiple quality suppliers for each type of raw material purchased. By maintaining relationships with multiple suppliers, we benefit from a more stable supply chain and more competitive prices. We do not maintain fixed supply contracts nor do we engage in hedging transactions to protect against raw material price fluctuations. Instead, we attempt to negotiate pricing commitments from suppliers for three to six month-long periods. We typically order raw materials according to our customer purchase orders to minimize our inventory and pass through increases in raw material costs to our customers. We maintain MDF board, steel and leather inventory for the purpose of decreasing the production period on customer orders for the China retail market. If a change of suppliers is necessary, we believe that we can quickly fulfill our raw materials requirements from other suppliers without impacting production.

We hold our suppliers to strict quality and delivery specifications. Our quality control procedures include quality assurance of raw materials used in the production of our products, which includes an evaluation and selection of established and reputable suppliers. We require our suppliers of MDF board, particleboard, polyurethane lacquer, or PU lacquer, and nitrocellulose lacquer, or NC lacquer, to provide raw materials in compliance with all PRC, U.S. and European formaldehyde emission standards, and we regularly test for their compliance.

Customers

Our target end customer is the middle and upper middle-income consumer of residential furniture. In China, we currently sell our products through stores in our franchise network and to unaffiliated retail stores and distributors. We sell our products in the U.S. and international markets to furniture distributors and retailers who in turn offer our products under their own brand names. Our two largest customers, Actona Company A/S and Dongguan Metals and Minerals Import and Export Company (Dongguan Wu Jin Kuang Chang), each a global furniture distributor, accounted for 43% and 21% of our sales in 2010 and 48% and 17% of our sales in 2009, respectively. No other customer accounted for greater than 10% of our sales in 2010 or 2009. We plan to increase our direct sales to retailers and chain stores worldwide as we continue to diversify our customer base from global furniture distributors.

Our sales to customers in China, which includes sales to stores in our franchise network, wholesalers and agents for domestic retailers and exporters, increased 50% to $8.35 million, up from $4.18 million in 2009, accounting for 29% and 19% of sales in 2010 and 2009, respectively. Our sales to customers in China have been small relative to our U.S. and international sales, and until 2010 consisted solely of sales to wholesalers and agents for domestic retailers. For these customers, sales generally are made pursuant to supplier agreements executed in the ordinary course of business with individual orders made on standard purchase orders. In 2010, we commenced sales to our newly established network of franchise stores, which consisted of approximately $1.69 million. Franchisees agree to sell products from one of our brands pursuant to a product franchise agreement for a period of one year and guarantee to purchase a minimum amount of goods from us. The product franchise agreement is renewable and we retain the right to terminate the agreement should the franchisee fail to meet the minimum purchase amount requirements or our quality standards. We currently have product franchise agreements with retail stores to sell our Colorful World and Giorgio Mobili brand products, and we anticipate entering into product franchise agreements for our Ming Ma, 1SOFA and Wo Zhi Bao brands in the fourth quarter of 2011. We believe that consumers in China seek quality and stylish furniture designed as standalone pieces and whole furniture suites. We believe that our sales in China will grow significantly as we continue to expand our franchise store network for our distinctive brands. In addition to expanding our franchise network in China, we also anticipate expanding our direct sales to retailers and chain stores in North America, Europe and Australia, and into emerging growth markets in Asia and the Middle East.

In the U.S. and international markets, we focus on establishing and growing long-term relationships with our customers. We believe that the majority of our customers view us as strategic long-term suppliers and value the quality of our products, our timely delivery and design capabilities. We generally negotiate renewable supplier agreements with firm pricing on our products, typically for a term of one year, as is customary in the furniture industry, with individual orders made on standard purchase orders.

Our sales to customers outside of China increased 17% to $20.47 million in 2010, up from $17.49 million in 2009, accounting for 71% and 81% of sales in 2010 and 2009, respectively. In 2010, we sold products into over 20 countries worldwide, with Europe and North America as our principal international markets. Our sales to Europe increased 20% in 2010 from 2009 despite a slower than anticipated recovery from the international financial crisis in our principal European markets, including Denmark, Great Britain and France. We believe that our products remain in greater demand in these markets because of our modern and contemporary styling. Sales to North America, and in particular the U.S., remained flat in 2010, but we plan to increase our direct sales efforts in the U.S. as leading economic indicators show an improved economy and furniture market going forward in 2011 and 2012. We believe that as we expand our broad network of distributors and increase direct sales, our exposure to regional recessions will be reduced and allow us to better capitalize on emerging market trends.

We typically experience stronger fourth and first calendar quarters as our product sales are subject to the seasonality and fluctuations typical of the furniture industry. This industry-based seasonality generally is caused by shipping lead-times to international markets combined with the real estate market slowdown and decrease in furniture consumption commonly experienced during the summer months in the Northern Hemisphere markets in which the majority of our customers are located and our products sell at retail. In addition, we believe that consumer demand for furniture generally reflects sensitivity to overall economic conditions, including, but not limited to, unemployment rates, housing market conditions and consumer confidence.

Competition

Our products compete in China, the U.S. and international markets. The manufacturing industry for furniture sold in each of these markets is fragmented and diverse and is highly competitive. The primary competitive factors in these markets for our product price points and target consumers are price, quality, style, functionality and availability.

In China, we compete against premium-priced foreign brands and other manufacturers and furniture franchisers located in China. Imported furniture in China mainly consists of luxury and specialty pieces priced significantly higher than domestically produced furniture. Our principal competitors that manufacture and franchise products for the China retail market include Steel-land (Jinfushi Group), Kuka Sofa, Zuoyou Furniture, SOHOME, Kinetic and Lixing, whose products are priced comparably with our products.

We believe that our experience developing products for the U.S. and international markets has enabled us to develop the scale, manufacturing efficiencies and design expertise that serves as the foundation for us to compete and expand aggressively into the China retail market. We developed and now market our brands to target multiple segments of China’s rapidly growing middle class based on style and price points. We design complete lifestyle-based furniture suites for middle and upper middle-income consumers in China to simplify the process of furnishing residences with a matching collection of quality and stylish furniture. We anticipate introducing new collections semi-annually for each of our brands in China, incorporating consumer feedback and preferences in our new products that are designed to be attractive to consumers both as individual furniture pieces and as whole-home collections. Our manufacturing and distribution capabilities on orders for the China retail market enable us to offer rapid turnaround on production and delivery of our latest designs, which we believe makes our product offerings more attractive to retailers and franchisees compared to other manufacturers.

In the U.S. and international markets, we compete against other ODM and OEM manufacturers, most of which are located in China and other Southeast Asian countries, and against traditional manufacturing centers in North America and Europe. We believe that we are competitive with North American and European manufacturers because we have a history of prompt delivery of quality products and offer approximately 50 distinct product collections that we developed for international markets at comparable prices and with styles and functionality similar to those offered by our competitors. We coordinate the efforts of our sales and marketing team to receive feedback from our distributor and retailer customers as part of our ongoing research and design of products. This research process allows us to develop and modify products to meet the varied and changing stylistic and functional demands of our customers worldwide. Our production process is vertically integrated, and we design and manufacture all of our products for international markets in-house. This process allows us to achieve greater product standardization and quality control while capturing higher profit margins and enabling better management of delivery times than if we sourced products externally. We believe that our experience and proven performance provides us with a competitive edge over other manufacturers for the U.S. and international markets.

Intellectual Property

We rely on the patent and trademark protection laws in China to protect our intellectual property and maintain our competitive position in the marketplace. We and our subsidiaries own or have licenses to use 106 design patents and 6 utility patents issued in China for furniture pieces. Nova Dongguan historically has licensed the right to use the 106 design patents from our Chairman and Chief Executive Officer, Mr. Wong, who is the sole owner and registrant of these patents. Mr. Wong agreed to transfer his ownership of the design patents to Nova Dongguan and, in January 2011, entered into an agreement to grant Nova Dongguan a perpetual, exclusive, worldwide, royalty-free and irrevocable license to use the design patents registered in his name until the State Intellectual Property Office of the PRC, or SIPO, approved of the ownership transfer to Nova Dongguan. As of May 31, 2011, SIPO has approved the ownership transfer to Nova Dongguan of 30 of the design patents. The 30 design patents Nova Dongguan now holds of record will expire in 2019. Of the design patents Nova Dongguan has licenses to use from Mr. Wong, 7 will expire in 2018 and 69 in 2019. Nova Dongguan is the registrant and holder of record for the 6 utility patents, which will expire in 2020. We assess the materiality of each patent annually in consideration of whether to maintain its registration. We intend to apply for additional patents in China to protect our core product designs.

We and our subsidiaries hold five trademarks registered in China for our Wo Zhi Bao brand and related to our “Nova” business name. Of the trademarks, the four “Nova”-related marks expire in 2020 and the Wo Zhi Bao mark expires in December 2011, which we plan to renew prior to expiration. We have applied for trademarks in China on our four other China brands. In addition, we have registered and maintain numerous internet domain names related to our business, including “novalifestyle.com.” Collectively, the trademarks and domain names that we and our subsidiaries hold are of material importance to us.

Research and Development

We believe that the development of new product designs and functionality is important to our continued success. We actively seek to protect our product designs and brand names under the patent and trademark protection laws in China, but the copying of a product’s appearance is a common and ongoing issue in the furniture industry as manufacturers seek to capitalize on popular designs and features by copying those of their competitors and making subtle changes to avoid infringement claims. To remain competitive in China, the U.S. and international markets, we believe that we must innovate continuously, and we have developed a design process that we believe enables us to better manage the short product life cycle for furniture designs by anticipating and responding quickly to changing consumer preferences. We attend furniture exhibitions worldwide, conduct market research and solicit customer feedback to help us identify new trends and customer needs in our target markets for incorporation into new product designs. In China, we further support new product and brand launches by tailoring the designs of franchise stores to reflect the unique style of its respective brand. We plan to introduce new product collections annually for the U.S. and international markets and semi-annually for each of our brands in China. We assess the success of each product and product collection annually in consideration of whether to continue production.

We currently perform all design and development work in-house using computer-aided modeling systems. We have used independent designers in the past for product design work, from which we build prototype furniture pieces for further refinement and testing. As of May 31, 2011, we had 18 employees dedicated to product design, testing, pattern making and store design. In 2010 and 2009, we invested $77,654 and $64,209, respectively, on research and development expense. We may increase future investments in research and development based on our growth and available capital.

Governmental and Environmental Regulation

Our Nova Dongguan, Nova Macao and Nova Museum subsidiaries and manufacturing facilities located in Dongguan, Guangdong Province, China, are subject to the national and local laws of the PRC and, in the case of Nova Macao, the local and provincial laws of Macao. Our business and company registrations are in compliance in all material respects with the laws and regulations of their respective governing municipal and provincial authorities. We are not subject to any other government regulations that would require us to obtain a special license or approval from the PRC or Macao governments to operate our business, non-profit organization or manufacturing facilities.

Furniture Industry Regulations and Standards

We and our products are subject to PRC and international regulations related to the furniture industry.

China has a series of national standards, or the GB and QB standards, that govern certain technical, safety and quality requirements for furniture manufactured in and exported from China. The Standardization Administration of the PRC, or SAC, and the China Chamber of Commerce for Import and Export of Light Industrial Products and Art-Crafts, or the CCCLA, develop and revise these national standards relating to the structure, material, size and quality requirements for the many varied categories and classifications of upholstered, wood and metal-based furniture. Many of these standards are not compulsory, but manufacturers typically follow all applicable recommended standards.

Our products are also subject to the mandatory and voluntary furniture test standards of the U.S. and international markets in which our customers distribute our products to end consumers, including those developed by the American National Standards Institute, or ANSI, Business and Institutional Furniture Manufacturer’s Association, or BIFMA, ASTM International, California Air Resources Board, or CARB, Furniture Industry Research Association, or FIRA, and the International Organization for Standardization, or ISO. These environmental, ecological and formaldehyde emission standards and source of origin labeling requirements are national or international, with the U.S. and European Union typically having the strictest standards for their markets. We manufacture all products to customer specifications and we believe that our products meet all currently applicable national and international furniture test standards.

As an ODM and OEM manufacturer, we occasionally need to reproduce trademarks owned or licensed by our customers when producing labeled products bearing trademarked brand names and imagery. Consequently, we are subject to the Trademark Printing Administration Measures of the PRC, which require us to examine the trademark registration certificates and other relevant documents of our customers to verify trademark ownership or licensing. We believe that we are in material compliance with such requirement.

Environmental Regulations

We are subject to the national environmental regulations of the PRC as well as local laws regarding pollutant discharge, air, water and noise pollution, including the Environmental Protection Law of the PRC, the Environmental Impact Appraisal Law of the PRC, the Law of the PRC on the Prevention and Control of Water Pollution, the Law of the PRC on Prevention and Control of Environmental Pollution Caused by Solid Waste, the Law of the PRC on Prevention and Control of Air Pollution and the Law of the PRC on Prevention and Control of Environmental Noise Pollution. The Environmental Protection Law of the PRC sets out the legal framework for environmental protection in the PRC. The Ministry of Environmental Protection of the PRC, or the MEP, is primarily responsible for the supervision and administration of environmental protection work nationwide and formulating national waste discharge limits and standards. Local environmental protection authorities at the county level and above are responsible for environmental protection in their jurisdictions. Companies that discharge contaminants must report and register with the MEP or the relevant local environmental protection authorities. Companies discharging contaminants in excess of the discharge limits prescribed by the central or local authorities must pay discharge fees for the excess in accordance with applicable regulations and are also responsible for the treatment of the excessive discharge. Companies that directly or indirectly discharge industrial wastewater into the water or are required by law to obtain the pollutant discharge permit before discharging wastewater or sewage shall also obtain the pollutant discharge permit.

In May 2011, the Guangdong Environmental Protection Agency renewed the certification of Nova Dongguan for a term of five years, indicating that its business operations are in material compliance with the relevant PRC environmental laws and regulations. Our production processes mainly generate noise, wastewater and solid wastes. We currently do not incur any material costs in connection with our compliance with the applicable PRC environmental laws as our manufacturing processes generate minimal discharge. Furthermore, the cost of maintaining compliance has not, and we believe, in the future, will not, have a material adverse effect on our business, consolidated results of operations and consolidated financial condition.

We are an ISO 9001 quality management and ISO 14001 environmental management systems certified manufacturer, which together recognize our development and implementation of procedures that demonstrate our ability to consistently manufacture products meeting customer specifications, environmental standards and applicable statutory and regulatory requirements. We have invested in specialized equipment for our manufacturing facilities to help ensure our compliance with employee safety and environmental protection standards. We manufacture to customer specifications for their respective end markets, and products incorporating MDF board, particleboard, PU lacquer and NC lacquer use materials complying with all U.S. and European formaldehyde emission standards.

Labor Protection Regulations

The Labor Contract Law of the PRC, effective on January 1, 2008, governs the establishment of employment relationships between employers and employees, and the conclusion, performance, termination of, and the amendment to employment contracts. To establish an employment relationship, a written employment contract must be signed by the employer and employee. In the event that no written employment contract was signed at the time of establishment of an employment relationship, a written employment contract must be signed within one month after the date on which the employer first engaged the employee. We believe that we are in material compliance with such requirement.

Foreign Currency Regulations

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations promulgated by the State Council, as amended on August 5, 2008, or the Foreign Exchange Regulations. Under the Foreign Exchange Regulations, the Chinese yuan renminbi, or RMB, the national currency of the PRC, is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside of China, unless the prior approval of the State Administration of Foreign Exchange, or the SAFE, is obtained and prior registration with the SAFE is made.

On October 21, 2005, the SAFE issued Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or Circular 75, which became effective as of November 1, 2005. Please refer to “Risk Factors – Risks Related to Business in China – PRC regulations relating to the registration requirements for PRC resident shareholders owning shares in offshore companies may subject our PRC resident shareholders to personal liability and limit our ability to acquire companies in China or to inject capital into our operating subsidiaries in China, limit our subsidiaries’ ability to distribute profits to us or otherwise materially and adversely affect our business” for a discussion of Circular 75.

On August 29, 2008, the SAFE promulgated the Notice on Perfecting Practices Concerning Foreign Exchange Settlement Regarding the Capital Contribution by Foreign-invested Enterprises, or Circular 142, regulating the conversion by a foreign-invested company of foreign currency into RMB by restricting how the converted RMB may be used. Please refer to “Risk Factors – Risks Related to Business in China – Restrictions on currency exchange may limit our ability to receive and use our revenues effectively” for a discussion of Circular 142.

Dividend Distribution

Our ability to pay dividends may be affected by the complex currency and capital transfer regulations in China and Macao that restrict the payment of dividends to us by our subsidiaries, Nova Dongguan and Nova Macao. PRC and Macao regulations currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. Nova Dongguan and Nova Macao also are required to set aside at least 10% of net income after taxes based on PRC accounting standards each year to statutory surplus reserves until the cumulative amount of such reserves reaches 50% of registered capital. These reserves are not distributable as cash dividends. Nova Dongguan and Nova Macao also may allocate a portion of their after-tax profits to their staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation. If any of our subsidiaries in China or Macao incur debt, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Capital Contribution

Under PRC laws, shareholders of a foreign-invested enterprise are required to contribute capital to satisfy the registered capital requirement of the foreign-invested enterprise within a period of not more than two years from the date when a requested increase in registered capital requirement is approved by the relevant PRC government agencies. The relevant PRC government agencies may extend the contribution period for an additional six months without penalty, and, upon application by the foreign-invested enterprise, grant a further three-month grace period without penalty. If the shareholders are unable to complete the capital contribution within the grace period, the foreign-invested enterprise may apply to the relevant PRC government agencies for a reduction of the registered capital requirement. If the reduction of the registered capital requirement is not approved and the capital contribution remains incomplete after the grace periods have been exhausted or denied, the foreign-invested enterprise may be required to pay a negotiated penalty, typically 3% to 5% of the unsatisfied contribution of capital remaining outstanding. If the shareholders remain unable to complete the capital contribution within a six-month period following payment of the penalty, the foreign-invested enterprise may reduce its increased registered capital request to the amount contributed with the amount remaining outstanding waived by the relevant PRC government agencies without risk of revocation to its business license. Until such contribution of capital is satisfied, however, the foreign-invested enterprise is not allowed to repatriate profits to its shareholders, unless otherwise approved by the SAFE.

On November 16, 2009, the Foreign Trade and Economic Cooperation Bureau of Dongguan approved an increase in the registered capital of Nova Dongguan from $8 million to $20 million, with the $12 million in additional contribution of capital to be paid within two years. As of June 30, 2011, Nova Dongguan has received additional capital contributions of $2.9 million from its shareholders. We may need to fund the remaining $9.1 million registered capital requirement of Nova Dongguan through financing activities, including cash flow provided by operations and funds raised through offerings of our securities, if and when we determine such offerings are required. If we are unable to fund the remaining $9.1 million in additional contribution of capital by November 16, 2011, we may apply to the relevant PRC government agencies for an extension or reduction of the registered capital requirement. If the capital contribution remains incomplete after the extensions and grace periods have been exhausted or denied, Nova Dongguan may be required to pay up to $455,000 based on the amount remaining outstanding as of June 30, 2011. After a six-month period following payment of any such penalty, Nova Dongguan may request a reduction of its registered capital to the amount already contributed with the outstanding balance waived without risk of business license revocation. Until the contribution of capital is satisfied or the registered capital requirement is reduced to the amount already contributed, however, Nova Dongguan may not be allowed to repatriate profits or dividends to us, unless otherwise approved by the SAFE.

Employees

As of May 31, 2011, we had 876 employees worldwide, all of whom are employed full time. We believe that relations with our employees are satisfactory. We enter into standard labor contracts with our Nova Dongguan employees as required by the PRC government and adhere to state and provincial employment regulations. We provide our employees with all social insurance as required by state and provincial laws, including pension, unemployment, basic medical and workplace injury insurance. We have no collective bargaining agreements with our employees.

Properties

Our principal executive offices are in leased office space in Commerce, California. Our principal design and manufacturing facilities are located in Dongguan, Guangdong Province, China, where Nova Dongguan acquired land use rights to 40,000 square meters of land through 2054. Our current facilities comprise an aggregate of approximately 36,500 square meters with an estimated annual production capacity of approximately 316,000 units. Nova Museum occupies an 8,000 square meter exhibition and showroom space in facilities owned by Nova Dongguan in Dongguan, Guangdong Province, China . Nova Macao leases office space in Macao. Stores in our franchise network are independently owned and operated, and the individual franchisee is responsible for their own leasing arrangements.

We anticipate moving the oversight of manufacturing operations from Nova Dongguan to our Macao offices in 2011. We believe that our existing manufacturing facilities are adequate for current and presently foreseeable operations. In connection with our plans to increase the number of stores in our franchise network in China and expand our direct sales in the U.S. and international markets, we anticipate undertaking a corresponding expansion of our facilities and production capacity at Nova Dongguan beginning in 2012. This planned expansion will include a new logistics center for the distribution of our products in China and an estimated production capacity increase of 20% for sofa manufacturing. We plan for this construction to be adjacent to our current facilities on our existing land use right in Dongguan, Guangdong Province, China.

In general, our properties are well maintained, considered adequate and being utilized for their intended purposes. See Notes 4, 5, 6 and 16 to our audited consolidated financial statements attached as an exhibit hereto, which disclose amounts invested in land use rights, buildings, machinery and equipment and principal terms of lease agreements.

Legal Proceedings

We may occasionally become involved in various lawsuits and legal proceedings arising in the ordinary course of business. Litigation is subject to inherent uncertainties and an adverse result in these or other matters that may arise from time to time could have an adverse effect on our business, financial condition or operating results. We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

RISK FACTORS

Our business and an investment in our securities are subject to a variety of risks. The following risk factors describe the most significant events, facts or circumstances that could have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan and the market price for our securities. Many of these events are outside of our control. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to Our Business

Changes in economic conditions in the industries and markets served by our customers could adversely affect demand for our products.

The furniture industry is subject to cyclical variations in the global economy and to uncertainty regarding future economic prospects. Our business is affected by the number of orders we are able to secure from our customers, which is determined by the level of our customers’ business activity. Our customers’ level of business activity is in turn determined by the level of consumer spending in the markets our customers serve. Home furnishings generally are considered a postponeable purchase by most consumers. Economic downturns could affect discretionary consumer spending habits by decreasing the overall demand for home furnishings. Any significant or prolonged decline of the economy in China, the U.S. or other international markets in which our products are sold will affect disposable income and spending by consumers in these markets, and may lead to a decrease in demand for consumer products. To the extent that such decrease in demand for consumer products translates into a decline in the demand for home furnishings, our sales and financial performance could be adversely affected. Any economic downturn also could negatively impact our primary customers, furniture wholesalers, distributors and retailers, possibly resulting in a decrease in our sales or earnings. Changes in interest rates, consumer confidence, new housing starts, existing home sales, the availability of consumer credit and geopolitical factors could have particularly significant effects on our consolidated financial condition, results of operations and cash flows. Any decline in economic activity and conditions in the industries and markets served by our customers and in which we operate may reduce demand for our products and could adversely affect our financial condition and results of operations.

Our plans for growth in China rely on establishing and expanding our network of product franchise stores in China, and if we are unsuccessful, our potential for growth may be adversely affected.

Our principal plan for growth in China is to establish and expand a network of product franchise stores located throughout China to sell our products at retail. In 2010, we commenced our network of franchise stores in China by entering into product franchise agreements with individual owner-operators to operate retail furniture stores for our brands in China. Franchisees agree to sell products from one of our brands pursuant to the product franchise agreement for a period of one year from the date of the agreement, which is renewable. The franchisee guarantees to purchase a minimum amount of goods from us during the contract period, and we retain the right to terminate the agreement should the franchisee fail to meet the minimum purchase amount. Although we can exercise some control over store appearance and business performance under our product franchise agreement, our franchisees are independent operators and have a significant amount of flexibility in running their stores and operations, and their employees are not our employees. Consequently, franchisees may not manage their stores in a manner consistent with our standards and requirements, or may not hire and train qualified managers and other store personnel. Although we retain the right to terminate franchises that do not comply with the standards contained in our product franchise agreements, we may not be able to identify problems and take action in a timely manner and, as a result, our image and reputation may suffer, and our sales to our franchise network in China could fluctuate or decline.

Furthermore, to expand our franchise store network successfully, we must identify a sufficient number of suitable dealers and store locations. We require that prospective franchisees have certain management and business experience in related fields, and meet certain investment and economic requirements. We require that all proposed store locations meet our site-selection criteria, including population, real estate market, consumer consumption level and estimated profit margin. There may be errors made in applying these criteria to a particular store location or market, or there may be an insufficient number of new store locations meeting these criteria that would enable us to achieve our planned expansion in future periods. Our franchisees face competition from other furniture companies and retailers in China for store locations that meet our criteria and the supply of store locations may be limited in some markets. As a result of these factors, we may be unable to identify suitable dealers and store locations to become franchisees, which may impact our expansion plans. Additionally, franchisees may not be successful in operating their stores in new markets on a profitable basis. The success of new franchisees will be affected by the different competitive conditions, consumer tastes and discretionary spending patterns of the new markets. Sales at franchisees opening in new markets may take longer to reach average annual sales, if at all, thereby affecting their and our profitability.

Accordingly, we cannot assure you that our plans to establish and expand our network of product franchise stores will be a profitable line of business and will ultimately succeed as currently planned, and any significant setback in our product franchise plans may adversely affect our future profitability and potential for growth.

We derive a substantial part of our sales from two major customers. If we lose either of these customers or they reduce the amount of business they do with us, our sales may be adversely affected.

Our two largest customers accounted for 64%, or 43% and 21% for each, and 65%, or 48% and 17% for each, of our total sales in 2010 and 2009, respectively. If we lose either of these customers or they reduce the amount of business they do with us, our sales and profitability may be adversely affected. In addition, sales to our largest customer constituted of sales primarily to markets in the European Union. If the demand for our products decreases in one or more of the markets in the European Union supplied by our largest customer, or if there is any material social or regulatory changes in these markets, our sales could decline and we could lose market share, any of which could materially harm our business. We do not foresee relying on these same customers for sales generation as we expand our business to increase our sales to product franchise stores in China and direct sales to the U.S. and other international markets. We cannot assure you, however, that we will be able to successfully implement these plans.

If we lose our key personnel, or are unable to attract and retain additional qualified personnel, the quality of our services may decline and our business may be adversely affected.

We rely heavily on the expertise, experience and continued services of our senior management, including our Chief Executive Officer, Mr. Wong, our Chief Financial Officer, Mr. Ho, and our President, Ms. Lam. Loss of their services could adversely affect our ability to achieve our business objectives. Messrs. Wong and Ho and Ms. Lam are key factors in our success at establishing relationships within the furniture industry in China, the U.S. and international market because of their extensive industry experience and reputation. The continued development of our business depends upon their continued employment. We have entered into employment agreements with Messrs. Wong and Ho and Ms. Lam that include provisions for non-competition and confidentiality.

We believe our future success will depend upon our ability to retain key employees and our ability to attract and retain other skilled personnel. The rapid growth of the economy in China has caused intense competition for qualified personnel. We cannot guarantee that any employee will remain employed by us for any period of time or that we will be able to attract, train or retain qualified personnel in the future. Such loss of personnel could have a material adverse effect on our business and company. Furthermore, we will need to employ additional personnel to expand our business. Qualified employees are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. There is no assurance we will be able to attract and retain sufficient numbers of highly skilled employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates could impair the growth of our business.

We may not be able to keep pace with competition in our industry, which could adversely affect our market share and result in a decrease in our future sales and earnings.

The furniture industry in China, the U.S. and international markets is very competitive and fragmented. Our business is subject to risks associated with competition from new or existing industry participants who may have more resources and better access to capital. Many of our competitors and potential competitors may have substantially greater financial and government support, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we do. Among other things, these industry participants compete with us based upon price, quality, style, functionality and availability. We cannot be sure we will have the resources or expertise to compete successfully in the future. Some of our competitors may also be able to provide customers with additional benefits at lower overall costs to increase market share. We cannot be sure we will be able to match cost reductions by our competitors or that we will be able to succeed in the face of current or future competition. Also, due to the large number of competitors and their wide range of product offerings, we may not be able to continue to differentiate our products through value, styling or functionality from those of our competitors. In addition, some of our customers are also performing more manufacturing services themselves. We may face competition from our customers as they seek to become more vertically integrated. As a result, we are continually subject to the risk of losing market share, which may lower our sales and earnings.

We will face different market dynamics and competition as we develop new products to expand our presence in our target markets. In some markets, our future competitors may have greater brand recognition and broader distribution than we currently enjoy. We may not be as successful as our competitors in generating revenues in those markets due to the lack of recognition of our brands, lack of customer acceptance, lack of product quality history and other factors. As a result, any new expansion efforts could be more costly and less profitable than our efforts in our existing markets. If we are not as successful as our competitors are in our target markets, our sales could decline, our margins could be impacted negatively and we could lose market share, any of which could materially harm our business.

Failure to anticipate or timely respond to changes in fashion and consumer preferences could adversely impact our business.

Furniture is a styled product and is subject to rapidly changing fashion trends and consumer preferences, as well as to increasingly shorter product life cycles. We believe our past performance has been based on, and our future success will depend, in part, upon our ability to continue to improve our existing products through product innovation and to develop, market and produce new products. We cannot assure you that we will be successful in introducing, marketing and producing any new products or product innovations, or that we will develop and introduce in a timely manner innovations in our existing products that satisfy customer needs or achieve market acceptance. Our success also depends upon our ability to anticipate and respond in a timely manner to fashion trends related to residential furniture. If we fail to identify and respond to these changes, our sales could decline and we could lose market share, any of which could materially harm our business.

Fluctuations in the price, availability or quality of raw materials for our products could cause manufacturing delays, adversely affect our ability to provide goods to our customers or increase costs, any of which could decrease our sales or earnings.

Our major raw material purchases include MDF board, particleboard, stainless and carbon steel, leather, glass and lacquers. We depend on outside suppliers for these raw materials and must obtain sufficient quantities of quality raw materials from these suppliers at acceptable prices and in a timely manner. We do not maintain fixed supply contracts with our suppliers. Unfavorable fluctuations in the price, quality or availability of required raw materials could negatively affect our ability to meet the demands of our customers. Our inability to meet customers’ demands could result in the loss of future sales.

The profitability of our products depends in part upon the margin between the cost to us of certain raw materials and our fabrication costs associated with converting such raw materials into assembled products, as compared to the selling price of our products. We intend to continue to base the selling prices of our products in part upon their associated raw material costs. However, we may not be able to pass all increases in raw material cost or increases in the costs associated with taking possession of raw materials through to our customers in the future. The inability to offset price increases of raw materials by sufficient product price increases would have a material adverse effect on our consolidated financial condition, results of operations and cash flows.

We do not engage in hedging transactions to protect against raw material fluctuations, but attempt to mitigate the short-term risks of price swings by purchasing raw materials in advance based on production needs or reaching agreements with some of our suppliers to keep the cost of raw materials stable.

If we are unable to manage our growth, we may not continue to be profitable.

Our continued success depends, in part, upon our ability to manage and expand our operations and facilities in the face of continued growth. This planned growth includes the expansion of our network of franchise stores and introduction of new product brands in China and diversifying our international sales by expanding our broad network of distributors, increasing direct sales in the U.S., Europe and other international markets and entering emerging growth markets. The growth in our operations has placed, and may continue to place, significant demands on our management, operational and financial infrastructure. If we do not manage our growth effectively, the quality of our products and services could suffer, which could negatively affect our operating results. To manage this growth effectively, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. We cannot assure you that we will be able to fulfill our staffing requirements for our business, successfully train and assimilate new employees, or expand our management base and enhance our operating and financial systems. Failure to achieve any of these goals will prevent us from managing our growth in an effective manner and could have a material adverse effect on our business, financial condition or results of operations.

We may need additional capital to execute our business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all.

In connection with the development and expansion of our business, we may incur significant capital and operational expenses. We believe that we can increase our sales and net income by implementing a growth strategy that focuses on (i) increasing direct sales of our products into the China retail market, (ii) diversifying our international sales and (iii) increasing our existing manufacturing capacity. To implement our growth strategy, we intend to expand our network of product franchise stores and introduce new product brands in China in the second half of 2011. We plan to increase our direct sales to the U.S., Europe and other international markets by establishing new brands while continuing to supply products directly to retailers and chain stores under ODM and OEM agreements and private label brands. We anticipate expanding our production and manufacturing capabilities at our Nova Dongguan facilities to match our planned expansion of our franchise network in China and direct sales in the U.S. and international markets. This planned expansion will include a logistics center for the distribution of our products in China and an estimated production capacity increase of 20% for sofa manufacturing.

Management anticipates that our existing capital resources, cash flows from operations and collection of our accounts receivable will satisfy the liquidity requirements for our business for the next 12 months. However, if available funds are not sufficient to meet our plans for expansion or current operating expenses, our plans include pursuing alternative financing arrangements, including bank loans based on our good credit rating or funds raised through offerings of our equity or debt, if and when we determine such offerings are required. Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

•	investors’ perceptions of, and demand for, companies in our industry;
•	investors’ perceptions of, and demand for, companies operating in China;
•	conditions of the U.S. and other capital markets in which we may seek to raise funds;
•	our future results of operations, financial condition and cash flows;
•	governmental regulation of foreign investment in companies in particular countries;
•	economic, political and other conditions in the U.S., China, and other countries; and
•	governmental policies relating to foreign currency borrowings.

There is no assurance we will be successful in locating a suitable financing transaction in a timely fashion or at all. In addition, there is no assurance we will obtain the capital we require by any other means. Future financings through equity investments are likely to be dilutive to our existing shareholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly-issued securities may include preferences or superior voting rights, be combined with the issuance of warrants or other derivative securities, or be the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Furthermore, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our strategy to maintain our growth and competitiveness.

Our accounts receivable remain outstanding for a significant period of time, which has a negative impact on our cash flow and liquidity.

Our standard payment term for accounts receivable is 30 - 120 days. We give an extended payment term to certain of our major customers of up to 180 days, but have since reduced this payment term to 120 days beginning in 2011. Our sales to customers in the U.S. and international markets typically are made through letters of credit, but for some long-term, high volume customers, we accept payment by telegraphic transfer with a payment term of 15 days after delivery. To attract franchisees to our new franchise network in China, we granted new store operators in 2010 a payment term of 90 days. We have since started phasing out these preferential terms in 2011, requiring payment in full before delivery. We remain subject to negative impacts on our cash flow and liquidity due to the significant period of time our accounts receivable remain outstanding with respect to sales made under the longer payment terms. In 2010, we had accounts receivable turnover of 5.50 on an annualized basis, with sales outstanding of 66 days and inventory turnover of 12.81 on an annualized basis. During the three months ended March 31, 2011, we had accounts receivable turnover of 3.36 on an annualized basis, with sales outstanding of 108 days and inventory turnover of 10.93 on an annualized basis. As of March 31, 2011, we had accounts receivable of $6,931,753, of which $4,968,239 had aging within 90 days, $419,774 had aging over 90 days and within 180 days, and $1,543,740 had aging over 180 days. As of July 31, 2011, all of the accounts receivable with aging over 180 days as of March 31, 2011, have been collected. While historically our collections have been reasonably assured, delays in collections and the significant period of time our accounts receivable remain outstanding may result in pressure on our cash flow and liquidity.

We may experience material disruptions to our manufacturing operations which could result in material delays, quality control issues, increased costs and loss of business opportunities, which may negatively impact our sales and financial results.

We rely primarily upon our manufacturing facilities located in Dongguan, Guangdong, China, to operate our business and produce our products . While we seek to operate our facilities in compliance with applicable rules and regulations and take measures to minimize the risks of disruption at our facilities, a material disruption at our manufacturing facilities could prevent us from meeting customer demand, reduce our sales and negatively impact our financial results. Our manufacturing facilities, or any of our machines within our otherwise operational facilities, could cease operations unexpectedly due to a number of events, including: prolonged power failures; equipment failures; disruptions in the transportation infrastructure including roads, bridges, railroad tracks; and fires, floods, earthquakes, acts of war, or other catastrophes. Our future growth strategy includes an anticipated expansion of manufacturing capacity to meet increasing demand for our existing products. Any projects undertaken by us to increase such capacity may not be constructed on the anticipated timetable or within budget. We may also experience quality control issues as we implement these manufacturing upgrades and ramp up production. Any such material disruption may prevent us from shipping our products on a timely basis, reduce our sales and market share and negatively impact our financial results.

We face risks associated with managing operations in China , any of which could decrease our sales or earnings .

All of our manufacturing operations currently are conducted by Nova Dongguan in China. There are a number of risks inherent in doing business in China, including the following:

•	unfavorable political or economical factors;
•	fluctuations in foreign currency exchange rates;
•	potentially adverse tax consequences;
•	unexpected legal or regulatory changes;
•	lack of sufficient protection for intellectual property rights;
•	difficulties in recruiting and retaining personnel, and managing international operations; and
•	less developed infrastructure.

Furthermore, changes in the political, economic and social conditions in China from which these risks are derived could make it more difficult to provide products and services to our customers. Our inability to manage these risks successfully could adversely affect our business and manufacturing operations. We can provide no assurances that any new market expansion by us in China or in the U.S. and international markets will be successful because of the risks associated with conducting our manufacturing operations in China, including the risks listed above.

We may not be able to obtain regulatory approvals for our products , which could result in a decrease in clients and revenue, unexpected expenses and loss of market share.

Our products are subject to PRC and international regulations related to the furniture industry. China has a series of compulsory and recommended national standards, or the GB and QB standards, that govern certain technical, safety and quality requirements for furniture manufactured in and exported from China. Our products are also subject to the mandatory and voluntary furniture test standards of the U.S. and international markets in which our customers distribute our products to end consumers, including environmental, ecological and formaldehyde emission standards and source of origin labeling requirements developed by ANSI/BIFMA, ASTM, CARB, FIRA and ISO. As of June 30, 2011, we have no regulatory approvals pending for our products or that we still need to obtain to conduct our business. We seek to manufacture all products to customer specifications and we believe that our products meet all currently applicable national and international furniture test standards. Any failure to manufacture and deliver products in compliance with all applicable standards and regulations for the markets in which our products are distributed may subject us to fines, penalties or business interruptions and could result in a decrease in clients or loss of market share. In addition, new or revised standards and regulations applicable to our products could require us to redesign existing and planned products, acquire new manufacturing equipment or incur other significant expenses. If we are not able to obtain regulatory approvals for our products based on the applicable standards and regulations, it could have material and adverse effects on our business, financial condition and prospects.

Our insurance coverage may be inadequate to protect us from potential losses.

We have purchased property insurance for our properties in China, including raw materials, semi-manufactured goods, manufactured goods, buildings and machinery equipment. Our property insurance may not cover the full value of our property and equipment, however, which would leave us exposed in the event of loss or damage to our properties in China or claims filed against us.

We do not maintain business interruption insurance. The insurance industry in China is in its early stage of development and the business interruption insurance and the product liability insurance available currently in China offers limited coverage compared to that offered in many other countries, especially in the U.S. Any business disruption or natural disaster could result in substantial costs and a diversion of resources, which would have a material and adverse effect on our business and results of operations. Our business operations, particularly our production facilities, involve risks and hazards that could result in damage to, or destruction of, property and machinery, personal injury, business interruption and possible legal liability. In addition, we do not have product liability insurance covering bodily injuries and property damage caused by the products we sell. Therefore, we are exposed to risks associated with product liability claims and may need to bear the litigation cost if the use of our products results in bodily injury or property damage. We do not carry key-man life insurance, and if we lose the services of any senior management and key personnel, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new personnel, which could severely disrupt our business and prospects. Furthermore, we do not have property insurance, and we are exposed to risks associated with losses in values of our equipment, facilities and inventory due to fire, earthquake, flood and a wide range of natural disasters. We do not have personal injury insurance and accidental medical care insurance. Although we require that the third-party transportation companies we engage maintain insurance policies with respect to inland transit risks for our products, the coverage may be inadequate to protect us from potential claims against us and the losses that may result. The occurrence of a significant event for which we are not fully insured or indemnified, and/or the failure of a party to meet its underwriting or indemnification obligations, could materially and adversely affect our operations and financial condition. Moreover, no assurance can be given that we will be able to maintain adequate insurance in the future at rates we consider reasonable.

Our bank accounts in China are not insured or protected against loss , and the failure of any bank in which we deposit our funds could affect our ability to continue in business .

We maintain our cash in China with various national banks located in China. These cash accounts are not insured or otherwise protected against loss. Should any bank holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank. Depending upon the amount of cash we maintain in a bank that fails, our inability to have access to such cash deposits could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

We may not be able to protect our product designs and other proprietary rights adequately , which could adversely affect our competitive position and reduce the value of our products and brands, and litigation to protect our intellectual property rights may be costly.

We attempt to strengthen and differentiate our product portfolio by developing new and innovative product designs and functionality. As a result, our patents, trademarks and other intellectual property rights are important assets to our business. Our success will depend in part on our ability to obtain and protect our products, methods, processes and other technologies, to preserve our trade secrets, and to operate without infringing on the proprietary rights of third parties in China , the U.S. and other international markets . Despite our efforts, any of the following may reduce the value of our owned and used intellectual property:

•	issued patents and trademarks that we own or have the right to use may not provide us with any competitive advantages;
•	our efforts to protect our proprietary rights may not be effective in preventing misappropriation of our intellectual property or that of those from whom we license our rights to use;
•	our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we use or develop; or
•
another party may obtain a blocking patent and we or our licensors would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products.

Effective protection of intellectual property rights may be unavailable or limited in China or certain other countries. Policing the unauthorized use of our proprietary technology can be difficult and expensive. Litigation might be necessary to protect our intellectual property rights, which may be costly and may divert our management’s attention away from our core business. Furthermore, there is no guarantee that litigation would result in an outcome favorable to us. If we are unable to protect our proprietary rights adequately, it would have a negative impact on our operations.

We, or the owners of the intellectual property rights licensed to us, may be subject to claims that we or such licensors have infringed the proprietary rights of others, which could require us and our licensors to obtain a license or change designs.

Although we do not believe any of our products infringe upon the proprietary rights of others, there is no assurance that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us or those from whom we have licenses or that any such assertions or prosecutions will not have a material adverse effect on our business. Regardless of whether any such claims are valid or can be asserted successfully, defending against such claims could cause us to incur significant costs and could divert resources away from our other activities. In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our products. If any claims or actions are asserted against us or those from whom we have licenses, we may seek to obtain a license to the intellectual property rights that are in dispute. Such a license may not be available on reasonable terms, or at all, which could force us to change our designs.

We and our subsidiaries may only have a perpetual, exclusive, worldwide and royalty-free license to use certain design patents used in our business, which could require us to litigate or arbitrate to retain such license rights if the licensor contests the license agreement.

Nova Dongguan historically has licensed the right to use certain design patents for our products from our Chairman and Chief Executive Officer, Mr. Wong, who is the sole owner and registrant of these design patents. Mr. Wong agreed to transfer his ownership of the design patents to Nova Dongguan and, in January 2011, entered into an agreement to grant Nova Dongguan a perpetual, exclusive, worldwide, royalty-free and irrevocable license to use the design patents registered in his name until the SIPO approved of the ownership transfer to Nova Dongguan. Any transfer of the ownership of such design patents requires that the transfer agreements be registered with the SIPO and, without such registration, the transfers would not be effective under PRC law. As of May 31, 2011, SIPO has approved the ownership transfer to Nova Dongguan of 30 out of the 106 design patents Mr. Wong intended to transfer to Nova Dongguan. The irrevocable license to use the remaining design patents pending transfer approval may not be canceled by Mr. Wong until ownership of such design patents have been transferred to Nova Dongguan. If Mr. Wong contests the license agreement prior to the effective transfer of ownership of the remaining design patents, our business may be adversely affected as Nova Dongguan may have to litigate or arbitrate to enforce its license rights to such design patents under the license agreement.

Our business could be subject to environmental liabilities in China, which could result in our incurring significant remediation costs, fines and loss of our business license .

As is the case with manufacturers of similar products, we use certain hazardous substances in our operations. Currently, our business is subject to the Environmental Protection Law of the PRC as well as other national and local laws in China regarding pollutant discharge, air, water and noise pollution. Although we believe we are in compliance in all material respects with the applicable PRC environmental laws and regulations, if it is determined that we are in violation of these regulations, we could be subject to financial penalties as well as the loss of Nova Dongguan’s business license. Furthermore, if the national or local government in China adopts more stringent environmental regulations, we may incur significant costs in complying with such regulations. If we fail to comply with present or future environmental regulations, we may be required to pay substantial fines and remediation costs , suspend production or cease operations and may be subject to adverse publicity. We currently do not incur any material costs in connection with our compliance with the applicable PRC environmental laws. However, the risk of environmental liability and charges associated with maintaining compliance with PRC environmental laws is inherent in the nature of our business, and there is no assurance that material environmental liabilities and compliance charges will not arise in the future.

We incur significant costs as a result of our operating as a public company and our management is required to devote substantial time to new compliance initiatives.

While we are a public company, our compliance costs prior to the acquisition of Nova Furniture were not substantial in light of our limited operations. Nova Furniture never operated as a public company prior to our acquisition of it. As a public company with substantial operations, we incur increased legal, accounting and other expenses. The costs of preparing and filing annual and quarterly reports, current reports proxy statements and other information with the Securities and Exchange Commission, or SEC, and furnishing audited reports to shareholders is time-consuming and costly.

It will also be time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. Certain members of our management have limited or no experience operating a company whose securities are listed on a national securities exchange or with the rules and reporting practices required by the federal securities laws and applicable to a publicly traded company. We will need to recruit, hire, train and retain additional financial reporting, internal control and other personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately. Any inability to report and file our financial results accurately and timely could harm our business and adversely affect the trading price of our common stock.

We are required to establish and maintain internal controls over financial reporting and disclosure controls and procedures and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC. At present, we have instituted internal controls, but it may take time to implement them fully as a newly public company. Our management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls and procedures will prevent all possible errors. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the company have been detected. These inherent limitations include the possibility that judgments in decision-making can be faulty and subject to simple error or mistake. Furthermore, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

Our accounting personnel who are primarily responsible for the preparation and supervision of the preparation of our financial statements under generally accepted accounting principles in the U.S. have limited relevant education and training in the generally accepted accounting principles in the U.S., or U.S. GAAP, and SEC rules and regulations pertaining to financial reporting, which could impact our ability to prepare our financial statements and convert our books and records to U.S. GAAP.

Our manufacturing operations are in China and we have historically maintained our books and records in accordance with generally accepted accounting principles in the PRC, or PRC GAAP. Our accounting personnel in the PRC who have the primary responsibilities of preparing and supervising the preparation of financial statements under U.S. GAAP have limited relevant education and training in U.S. GAAP and related SEC rules and regulations. As such, they may be unable to identify potential accounting and disclosure issues that may arise upon the conversion of our books and records from PRC GAAP to U.S. GAAP, which could affect our ability to prepare our financial statements in accordance with U.S. GAAP. We have taken steps to ensure that our financial statements are in accordance with U.S. GAAP, including our hiring of a U.S. accounting firm to work with our PRC accounting personnel and management to convert our books and records to U.S. GAAP and prepare our financial statements. In addition, our annual financial statements are audited by an independent auditor for compliance with U.S. GAAP and to ensure that all necessary and appropriate adjustments from PRC GAAP to U.S. GAAP have been made. However, the measures we have taken may not be sufficient to mitigate the foregoing risks associated with the limited education and training of our accounting personnel in U.S. GAAP and related SEC rules and regulations.

We are a holding company that depends on cash flow from our wholly owned subsidiaries to meet our obligations , and any inability of our subsidiaries to pay us dividends or make other payments to us when needed could disrupt or have a negative impact on our business.

After our acquisition of Nova Furniture, we became a holding company with no material assets other than the stock of our wholly owned subsidiary, Nova Furniture, and its wholly owned subsidiaries through which we conduct operations: Nova Dongguan, Nova Macao and Nova Museum, itself a wholly owned subsidiary of Nova Dongguan. We rely on dividends paid by our subsidiaries for our cash needs, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. China and Macao have currency and capital transfer regulations that require us to comply with complex regulations for the movement of capital. PRC and Macao regulations currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. Nova Dongguan and Nova Macao also are required to set aside at least 10% of net income after taxes based on PRC accounting standards each year to statutory surplus reserves until the cumulative amount of such reserves reaches 50% of registered capital. These reserves are not distributable as cash dividends. Nova Dongguan and Nova Macao also may allocate a portion of their after-tax profits to their staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation. If any of our subsidiaries in China or Macao incur debt, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Accordingly, if our subsidiaries are unable to pay us dividends and make other payments to us when needed because of regulatory restrictions or otherwise, we may be materially and adversely limited in our ability to make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

All of the liabilities of Nova Furniture survived its acquisition by us, and there may be undisclosed liabilities that could have a negative impact on our financial condition.

Before our acquisition of Nova Furniture, certain due diligence activities on our company and Nova Furniture were performed by us, our auditors and our attorneys. The due diligence process may not have revealed all liabilities (actual or contingent) of our company and Nova Furniture that existed or which may arise in the future relating to activities before the consummation of our acquisition of Nova Furniture. Notwithstanding that all of our pre-closing liabilities, other than those arising under the return to treasury agreement entered into between us and our former president and director concurrently with the Share Exchange Agreement, were transferred to the seller pursuant to the terms of the Share Exchange Agreement, it is possible that claims for such liabilities may still be made against us, which we will be required to defend or otherwise resolve. The transfer of pre-closing liabilities pursuant to the Share Exchange Agreement may not be sufficient to protect us from claims and liabilities, and any breaches of related representations and warranties. Any liabilities remaining from pre-closing activities could harm our financial condition and results of operations.

We may not be able to attract the attention of major brokerage firms because we became public by means of a share exchange , which could limit our ability to obtain future capital and financing .

There may be risks associated with our becoming public by means of a share exchange, or reverse acquisition, with a public shell company that had no revenues, operations or material assets prior to the time of the share exchange . Analysts of major brokerage firms may not provide coverage for our company because there is no incentive for brokerage firms to recommend the purchase of our common stock. Furthermore, we can give no assurance that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf, which could limit our ability to obtain future capital and financing .

Risks Related to Business in China

Inflation in China could negatively affect our profitability and growth.

The rapid growth of China’s economy has been uneven among economic sectors and geographic regions of the country and has been fueled over the last three years by a large amount of debt issuances. China’s economy grew at an annual rate of 10.3% in 2010, as measured by the year-over-year change in GDP according to the NBS. Rapid economic growth and less restrictive monetary policies can lead to growth in the money supply and rising inflation. According to the NBS, the annual inflation rate in China, as measured by the year-over-year change in consumer price index, was 5.5% as of May 2011, according to the NBS. If prices for our products fail to rise at a rate sufficient to compensate for the increased costs of supplies, such as raw materials, due to inflation, it may have an adverse effect on our profitability.

In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets, restrictions on state bank lending and raised reserve requirements for banks. In addition, the People’s Bank of China, or the PBOC, which is the central bank of the PRC, has effected several increases in interest rates in response to inflationary concerns in China’s economy. The implementation of such policies may further impede future economic growth. If the PBOC continues to raise interest rates, economic activity in China could further slow and, in turn, materially increase our costs and reduce demand for our products and services.

The PRC government has introduced certain policy and regulatory measures to control the rapid increase in housing prices and slow down the real estate market in China, which could affect our business and planned growth in China.

The PRC government strictly controls the housing and real estate market in China, which has experienced a strong recovery from the financial crisis since 2009. To control the price of real estate, restrict speculation and break the isolated bubbles in the real estate market in China, the PRC government has tightened its credit loan policies and land right acquisition regulations. In January 2010, the PRC State Council issued a circular, or the January Circular, to control the rapid increase in housing prices and slow down the real estate market in China. The circular notably instructed the PBOC and the China Bank Regulatory Commission to tighten the supervision of bank lending to the real estate sector and mortgage financing and increased the minimum down payment requirements for purchasers of a second residential property. In response, the PBOC increased the reserve requirement ratio for commercial banks during the first half of 2010, which had the effect of tightening lending policies. In April 2010, the PRC State Council issued an additional circular, or the April Circular, setting increased minimum down payment and mortgage interest rate requirements for purchasers of first, second and third residential properties. Moreover, this circular provided that banks can decline to provide mortgage financing to purchasers of a third residential property and non-resident purchasers. It is possible that the PRC government agencies may adopt further measures to implement the policies outlined in the January and April Circulars. The full effect of these circulars on the real estate industry and our planned growth in selling and marketing furniture to end consumers in China will depend in large part on the implementation and interpretation of the circulars by PRC governmental agencies, local governments and banks involved in the real estate industry. The PRC government’s policies and regulatory measures on the PRC real estate sector could limit the ability of new apartment and homeowners to obtain mortgage financing or significantly increase the cost of mortgage financing or reduce market demand. We cannot be certain that the PRC government will not issue additional and more stringent regulations or measures or that agencies and banks will not adopt restrictive measures or practices in response to PRC governmental policies and regulations. Our growth strategy includes a planned expansion of our network of product franchise stores in China and the introduction of new product brands designed for the middle class consumer in China. Changes in mortgage and interest rates, new housing starts, existing home sales and the availability of consumer credit in China could have particularly significant effects on consumer demand for furniture in China, which in turn could materially and adversely affect our business, financial condition, results of operations and expansion prospects.

Changes in China’s political and economic policies could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and adversely affect our business.

All of our manufacturing and productive assets are located in China and a significant percentage of our revenue is derived from our operations in China. Accordingly, our results of operations and prospects are subject to the economic, political and legal developments in China. While China’s economy has experienced significant growth in the past twenty years, such growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may have a negative effect on us. For example, our operating results and financial condition may be adversely affected by PRC government control over capital investments or changes in tax regulations. In recent years, the PRC government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets, and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, the control of payment of foreign currency-denominated obligations, the setting of monetary policy, the control of the housing and real estate market and the provision of preferential treatment to particular industries or companies. Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and level of real estate and housing investments and expenditures in China, which in turn could lead to reduced consumer demand for home furnishings and our products and consequently have a material adverse effect on our business. Furthermore, changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to shareholders, or devaluations of currency could cause a decline in the price of our common stock, should a market for our common stock ever develop.

We may have difficulty establishing adequate management, legal and financial controls in China , which could affect our ability to report our financial results accurately and timely .

Historically, China has not adopted an international style of management or financial reporting concepts and practices, nor modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices for our subsidiaries in China, Nova Dongguan and Nova Museum, that meet international standards.

If relations between the U.S. and China worsen, our business could be adversely affected and investors may be unwilling to hold or buy our stock and our stock price may decrease.

At various times during recent years, the U.S. and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the U.S. and China, whether or not directly related to our business, could reduce the price of our common stock. These controversies also could make it more difficult for us to provide our products to our customers in the U.S. The international trade policies of China and the U.S. could adversely affect our business, and the imposition of trade sanctions relating to imports, taxes, import duties and other charges on imports from China, including those applied specifically to furniture products, or the imposition of taxes, import duties or other charges on exports to the U.S. could increase our costs and decrease our earnings.

The nature and application of many laws of China create an uncertain environment for business operations and they could have a negative effect on us.

The legal system in China is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, China began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in China and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic and commercial matters, but these recently enacted laws and regulations may not cover all aspects of business activities in China sufficiently. In particular, because these laws and regulations are relatively new, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, there may be certain instances when we may not be aware of our violation of these policies and rules until some time after such violation.

The PRC government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. Our ability to enforce commercial claims or to resolve commercial disputes under these laws and regulations is unpredictable, however, because the implementation, interpretation and enforcement of these laws and regulations is limited and, given their relative newness, involve uncertainties. For example, contracts governed by PRC law tend to contain less detail than those under U.S. law and generally are not as comprehensive in defining the rights and obligations of the contracting parties. Consequently, contracts in China are more vulnerable to disputes and legal challenges than those in the U.S. In addition, contract interpretation and enforcement in China is not as developed as in the U.S., and the result of any contract dispute is subject to significant uncertainties. We currently are not subject to any contract dispute, but we cannot assure you that we will not be subject to future contract disputes with our suppliers, franchisees and other customers under contracts governed by PRC law, and if such disputes arise, we cannot assure you that we will prevail.

Furthermore, the political, governmental and judicial systems in China are impacted sometimes by corruption. There is no assurance we will be able to obtain recourse in any legal disputes with the suppliers, customers or other parties with whom we conduct business, if desired, through China’s developing and sometimes corrupt judicial systems. Any rights we may have under PRC law to specific performance or to seek an injunction are severely limited, and without a means of recourse by virtue of the PRC legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in China.

As some of our officers and directors, including our Chairman and Chief Executive Officer, are citizens of the PRC, it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against us or our officers and directors by a shareholder or group of shareholders in the U.S. Also, because our operating subsidiaries and assets are located in China, it may be extremely difficult or impossible for individuals to access those assets to enforce judgments rendered against us or our directors or executive officers by U.S. courts. In addition, the courts in China may not permit the enforcement of judgments arising out of U.S. federal and state corporate, securities or similar laws. Accordingly, U.S. investors may not be able to enforce judgments against us for violation of U.S. securities laws.

Fluctuation of the Renminbi may affect our financial condition and the value of our securities.

Although we use the U.S. dollar, or USD, for financial reporting purposes, transactions effected by our subsidiaries in China, Nova Dongguan and Nova Museum, are denominated in RMB. The value of the RMB fluctuates and is subject to changes in China’s political and economic conditions. Since June 2008, the RMB has been pegged to the USD. Because the PBOC regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the USD in the medium to long term. Moreover, it is possible that in the future the PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market. In June 2010, the PBOC announced that it will manage the RMB exchange rate more flexibly, following nearly two years in which the RMB has been pegged to the USD.

Future movements in the exchange rate of the RMB could adversely affect our financial condition as we may suffer financial losses when transferring money raised outside of China into the country or paying vendors for services performed outside of China. Moreover, fluctuations in the exchange rate between the USD and RMB will affect our financial results reported in USD terms without giving effect to any underlying change in our business, financial condition or results of operations. The value of our common stock likewise will be affected by the foreign exchange rate between the USD and RMB, and between those currencies and other currencies in which our sales may be denominated. Fluctuations in the exchange rate will also affect the relative value of any dividend we may issue in the future that will be exchanged into USD and earnings from, and the value of, any USD-denominated investments we make in the future. For example, if we need to convert USD into RMB for our operational needs and the RMB appreciates against the USD at that time, our financial position, our business and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into USD for the purpose of declaring dividends on our common stock or for other business purposes and the USD appreciates against the RMB, the USD equivalent of our earnings from our subsidiaries in China would be reduced.

PRC regulations relating to mergers, offshore companies and PRC shareholders, if applied to us, may limit our ability to operate our business as we see fit.

PRC regulations govern the process by which we may participate in an acquisition of assets or equity interests. Depending on the structure of the transaction, these regulations require involved parties to make a series of applications and supplemental applications to various government agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Government approvals will have expiration dates by which a transaction must be completed and reported to the government agencies. Compliance with the new regulations is likely to be more time consuming and expensive than in the past and the government can now exert more control over the combination of two businesses. Accordingly, due to PRC regulations, our ability to engage in business combination transactions in China through our subsidiaries has become significantly more complicated, time consuming and expensive, and we may not be able to negotiate transactions that are acceptable to us or sufficiently protective of our interests.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The RMB is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, our subsidiaries in China may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the SAFE. However, the relevant PRC government authorities may limit or eliminate their ability to purchase foreign currencies in the future. Since a significant amount of our future revenues will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenues generated in RMB to fund our business activities outside China that are denominated in foreign currencies.

On August 29, 2008, the SAFE promulgated Circular 142 to regulate the conversion by foreign-invested enterprises, or FIEs, of foreign currency into RMB by restricting how the converted RMB may be used. Circular 142 requires that RMB converted from the foreign currency-dominated capital of a FIE may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC unless specifically provided for otherwise. In addition, the SAFE strengthened its oversight over the flow and use of RMB funds converted from the foreign currency-dominated capital of a FIE. The use of such RMB may not be changed without approval from the SAFE, and may not be used to repay RMB loans if the proceeds of such loans have not yet been used. These limitations could affect the ability of our subsidiaries in China to obtain foreign exchange through debt or equity financing.

PRC regulations relating to the registration requirements for PRC resident shareholders owning shares in offshore companies may subject our PRC resident shareholders to personal liability and limit our ability to acquire companies in China or to inject capital into our operating subsidiaries in China, limit our subsidiaries’ ability to distribute profits to us or otherwise materially and adversely affect our business.

The SAFE issued a public notice in October 2005, which we refer to as Circular 75, requiring PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of acquiring any assets of or equity interest in PRC companies and raising funds from overseas. In addition, any PRC resident who is the shareholder of an offshore special purpose company is required to amend his or her SAFE registration with the local SAFE branch, with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. If any PRC resident who is the shareholder of an offshore special purpose company fails to comply with the SAFE registration requirements, the PRC subsidiaries of the offshore special purpose company may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company and the offshore parent company may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Moreover, failure to comply with the SAFE registration requirements could result in liabilities under PRC laws for evasion of foreign exchange restrictions. We cannot predict fully how Circular 75 will affect our business operations or future strategies because of ongoing uncertainty over how Circular 75 is interpreted and implemented, and how or whether SAFE will apply it to us.

We have requested our PRC resident beneficial owners, including our Chairman and Chief Executive Officer, to make the necessary applications, filings and amendments as required under SAFE regulations in connection with their equity interests in us. We attempt to ensure that our subsidiaries in China comply, and that our PRC resident beneficial owners subject to these rules comply, with the relevant SAFE regulations. We cannot provide any assurances that all of our present or prospective direct or indirect PRC resident beneficial owners will comply fully with all applicable registrations or required approvals. The failure or inability of our PRC resident beneficial owners to comply with the applicable SAFE registration requirements may subject these beneficial owners or us to fines, legal sanctions and restrictions described above.

If we fail to satisfy our additional capital contribution requirements to Nova Dongguan , Nova Dongguan may be required to pay a penalty and it may not be able to distribute dividends to us, which could adversely affect our business.

As of June 30, 2011, we are required to contribute $9.1 million as additional contribution of capital to Nova Dongguan by November 2011. Under PRC laws, shareholders of a foreign-invested enterprise are required to contribute capital to satisfy the registered capital requirement of the foreign-invested enterprise within a period of not more than two years from the date when a requested increase in registered capital requirement is approved by the relevant PRC government agencies. The relevant PRC government agencies may extend the contribution period for an additional six months without penalty, and, upon application by the foreign-invested enterprise, grant a further three-month grace period without penalty. If the capital contribution remains incomplete after the grace periods have been exhausted or denied, the foreign-invested enterprise may be required to pay a negotiated penalty, typically 3% to 5% of the unsatisfied contribution of capital remaining outstanding. If the shareholders remain unable to complete the capital contribution within a six-month period following payment of the penalty, the foreign-invested enterprise may reduce its increased registered capital to the amount contributed with the amount remaining outstanding waived by the relevant PRC government agencies without risk of revocation to its business license. Until such contribution of capital is satisfied or the registered capital requirement is reduced to the amount already contributed, however, the foreign-invested enterprise is not allowed to repatriate profits to its shareholders, unless otherwise approved by the SAFE. If we fail to satisfy our additional capital contribution requirements to Nova Dongguan, Nova Dongguan may be required to pay a penalty of up to $455,000 based on the amount remaining outstanding as of June 30, 2011, and it may not be able to repatriate profits or dividends to us, which could adversely affect our business and the value of our common stock.

PRC labor laws may adversely affect our results of operations.

On June 29, 2007, the PRC government promulgated a new labor law, namely, the Labor Contract Law of the PRC, or the Labor Contract Law, which became effective on January 1, 2008. The Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires that certain terminations be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce in China, the Labor Contract Law could adversely affect our ability to effect such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

Transactions between Nova Dongguan and Nova Macao may be subject to audit or challenge by PRC tax authorities, and a finding that that we owe additional taxes could adversely affect our profitability.

Under PRC laws and regulations, transactions among affiliated parties may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax consequences if the PRC tax authorities determine that the transactions between Nova Dongguan and Nova Macao do not represent arm’s-length prices and, as a result, adjust any of the income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions for PRC tax purposes recorded by our PRC subsidiaries or an increase in taxable income, all of which could increase our tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties on us or our PRC subsidiaries for under-paid taxes. Management assesses our potential liabilities related to this issue on a quarterly basis, and we have taken an additional income tax expense as a reserve based on management’s analysis for estimated tax principle, interest and penalties.

Under the Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC resident shareholders.

China passed the Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it must be treated as a PRC domestic enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation regarding non-PRC enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an off-shore jurisdiction and controlled by a PRC enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if: (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often reside in China. A “resident enterprise” would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, detailed measures on imposition of tax from non-domestically incorporated resident enterprises are not yet available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

We may be deemed to be a “resident enterprise” by PRC tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as “resident enterprises” for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares. If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

Dividends distributed by us to our non-PRC resident shareholders may be subject to PRC withholding taxes.

Before the EIT came into effect on January 1, 2008, dividends paid to foreign investors by foreign-invested enterprises, such as dividends paid to us by our subsidiaries in China, were exempt from PRC withholding tax. We are a Nevada holding company and substantially all of our income is derived from dividends we receive from our subsidiaries in China. Pursuant to the EIT, dividends generated after January 1, 2008, and distributed to us by our subsidiaries are subject to withholding tax at a rate of 5%, provided that we are determined by the relevant PRC tax authorities to be a “non-resident enterprise” under the EIT and hold at least 25% of the equity interest of our subsidiaries. If we are determined to be a “resident enterprise,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as “resident enterprises” for PRC enterprise income tax purposes. In addition, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares.

The State Administration for Taxation promulgated “Notice on How to Understand and Determine the Beneficial Owners in Tax Agreement” on October 27, 2009, or SAT Circular 601, which provides guidance for determining whether a resident of a contracting state is the “beneficial owner” of an item of income under China’s tax treaties and tax arrangements. According to SAT Circular 601, a beneficial owner generally must be engaged in substantive business activities. An agent or conduit company will not be regarded as a beneficial owner and, therefore, will not qualify for treaty benefits. The agent or conduit company normally refers to a company that is registered in a jurisdiction other than China and merely meets the minimum legal requirements on organizational form and is not engaged in substantive operational activities for manufacturing, distribution or management. It is still unclear how SAT Circular 601 is implemented by SAT or its local counterparts in practice and whether we could be recognized as a “beneficial owner.” If we are deemed a non-resident enterprise but not qualified as a beneficial owner, we will not be entitled to a reduced 5% withholding tax and the 10% withholding tax would be imposed on our dividend income received from our subsidiaries. As a result, our net income would be reduced and our operating results would be adversely affected.

Our compliance with the Foreign Corrupt Practices Act may put us at a competitive disadvantage, while our failure to comply with the Foreign Corrupt Practices Act may result in substantial penalties.

We are required to comply with the United States Foreign Corrupt Practices Act, or the FCPA, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties. Non-U.S. companies, including some of our competitors, are not subject to the provisions of the FCPA. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time to time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage.

Risks Related to Our Securities

The market price for our common stock may be volatile , which could make it more difficult or impossible for you to sell our common stock for a positive return on your investment.

The trading price of our common stock may fluctuate widely in response to various factors, some of which are beyond our control. These factors include, but not limited to, our quarterly operating results or the operating results of other companies in our industry, announcements by us or our competitors of acquisitions, new products, product improvements, commercial relationships, intellectual property, legal, regulatory or other business developments and changes in financial estimates or recommendations by stock market analysts regarding us or our competitors. In addition, the stock market in general, and the market for companies with substantial operations based in China or that became public by means of a reverse acquisition with a public shell company in particular, has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated or disproportionate to their operating performance. These broad market fluctuations may materially affect our stock price, regardless of our operating results. Furthermore, the market for our common stock historically has been limited and we cannot assure you that a larger market will ever be developed or maintained. The price at which investors purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, these factors may make it more difficult or impossible for you to sell our common stock for a positive return on your investment.

Shares of our common stock lack a significant trading market , which could make it more difficult for an investor to sell our common stock.

Shares of our common stock are not yet eligible for trading on any national securities exchange. Our common stock has been qualified for quotation in the over-the-counter market on the OTC Bulletin Board, or in what are commonly referred to as “pink sheets.” However, there is no active market for our common stock at this time. These over-the-counter markets are highly illiquid. Although we plan to apply for listing of our common stock on a national securities exchange, there can be no assurance of if and when we will meet the applicable listing requirements or such application would be granted. There is no assurance that an active trading market in our common stock will develop, or if such a market develops, that it will be sustained. In addition, there is a greater chance for market volatility for securities quoted on the OTC Bulletin Board as opposed to securities traded on a national exchange. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations and generally lower trading volume. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, or to obtain coverage for significant news events concerning us, and the common stock could become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or for other purposes.

Future sales of shares of our common stock by our shareholders could cause our stock price to decline.

Future sales of shares of our common stock could adversely affect the prevailing market price of our stock. As of June 30, 2011, Messrs. Wong, our Chairman and Chief Executive Officer, and Ho, our Chief Financial Officer, our two largest shareholders, each owned 32.5% of our outstanding shares of common stock. If our significant shareholders sell a large number of shares, or if we issue a large number of shares, the market price of our stock could decline. Moreover, the perception in the public market that shareholders might sell shares of our stock could depress the market for our shares. If our shareholders who received shares of our common stock issued pursuant to the Share Exchange Agreement sell substantial amounts of our common stock in the public market upon the effectiveness of a registration statement registering their shares of our common stock, or upon the expiration of any holding period under Rule 144, or the applicable lockup period to which they are contractually bound, which generally is three years from the date our common stock is first listed on a national securities exchange or two years from the date of the lockup agreements if we do not complete a closing of an offering of our securities within one year from the date of the lockup agreements, such sales could create a circumstance commonly referred to as an “overhang,” in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price we deem reasonable or appropriate.

We may issue additional shares of our common stock or debt securities to raise capital or complete acquisitions, which would reduce the equity interest of our shareholders.

Our Articles of Incorporation, as amended, authorize the issuance of up to 75,000,000 shares of common stock, par value $0.001 per share. As of June 30, 2011, there were 60,100,000 authorized and unissued shares of our common stock available for future issuance. Although we have no commitments as of the date of this report to issue our securities, we may issue a substantial number of additional shares of our common stock or debt securities to complete a business combination or to raise capital. The issuance of additional shares of our common stock may significantly reduce the equity interest of our existing shareholders and adversely affect prevailing market prices for our common stock.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934, or the Exchange Act. The penny stock rules apply to issuers whose common stock does not trade on a national securities exchange and trades at less than $5.00 per share, or that have a tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC that contains the following information:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” prices;
•	a toll free telephone number for inquiries on disciplinary actions;
•	definitions of any significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer with the following information:

•	bid and offer quotations for the penny stock;
•	compensation of the broker-dealer and our salesperson in the transaction;
•	number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

The penny stock rules further require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks and a signed and dated copy of a written suitability statement.

Due to the requirements of the penny stock rules, many broker-dealers have decided not to trade penny stocks. As a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. Moreover, if our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. Furthermore, China has currency and capital transfer regulations that require us to comply with complex regulations for the movement of capital and restrict the amount of capital available for distribution as dividends. See “Risks Related to Our Business – We are a holding company that depends on cash flow from our wholly owned subsidiaries to meet our obligations.” Although our management believes we are in compliance with these regulations, should these regulations or their interpretation by PRC courts or regulatory agencies change, we may not be able to pay dividends to our shareholders outside of China. Our management intends to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

Our principal shareholders have the ability to exert significant control in matters requiring a shareholder vote and could delay, deter or prevent a change of control in our company.

As of June 30, 2011, Messrs. Wong, our Chairman and Chief Executive Officer, and Ho, our Chief Financial Officer, our two largest shareholders, each owned 32.5% of our outstanding shares of common stock. Together and individually, Messrs. Wong and Ho exert significant influence over us, giving them the ability, among other things, to exercise significant control over the election of all or a majority of the Board of Directors and to approve significant corporate transactions. Such share ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company. Without the consent of Messrs. Wong and Ho, we could be prevented from entering into potentially beneficial transactions if such transactions conflict with our principal shareholders’ interests. The interests of Messrs. Wong and Ho may differ from the interests of our other shareholders.

Provisions in the Nevada Revised Statutes and our Amended and Restated Bylaws could make it very difficult for you to bring any legal actions against our directors or officers for violations of their fiduciary duties or could require us to pay any amounts incurred by our directors or officers in any such actions.

Members of our Board of Directors and our officers will have no liability for breaches of their fiduciary duty of care as a director or officer, except in limited circumstances, pursuant to provisions in the Nevada Revised Statutes and our Amended and Restated Bylaws as authorized by the Nevada Revised Statutes. Specifically, Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the company or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (2) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. Accordingly, you may be unable to prevail in a legal action against our directors or officers even if they have breached their fiduciary duty of care. In addition, our Amended and Restated Bylaws allow us to indemnify our directors and officers from and against any and all costs, charges and expenses resulting from their acting in such capacities with us. This means that if you were able to enforce an action against our directors or officers, in all likelihood, we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay. Accordingly, our indemnification obligations could divert needed financial resources and may adversely affect our business, financial condition, results of operations and cash flows, and adversely affect prevailing market prices for our common stock .

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Safe Harbor Declaration

The comments made throughout this report should be read in conjunction with our financial statements and the notes thereto, which are filed as an exhibit to this report and incorporated herein by reference, and other financial information appearing elsewhere in this report. In addition to historical information, the following discussion and other parts of this report contain certain forward-looking information. When used in this discussion, the words, “believes,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from projected results, due to a number of factors beyond our control. We do not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are also urged to carefully review and consider our discussions regarding the various factors that affect the company’s business, which are described in this section and elsewhere in this report.

Overview

We design, manufacture and sell modern home furniture for today’s middle class, urban consumer in diverse markets worldwide. We develop high quality residential furniture for the living room, dining room, bedroom and home office in distinctive styles targeted at the medium and upper-medium price ranges. Our products are sold in the U.S., China, Europe, Australia and to other markets worldwide. Our sales to retail consumers in China have been small relative to our sales to international markets, and until 2010 consisted solely of sales to wholesalers and agents for domestic retailers. In 2010, we began selling products in China under our brands through stores in our newly established franchise network. By the end of 2010, we had 38 franchise stores established and strategically located in cities across China, which contributed approximately $1.69 million to our total sales in 2010, our first year of franchise store sales. In the U.S. and international markets, we design and manufacture our products for direct sales to private label retailers and for global furniture distributors that in turn offer our products to retailers under their own brand names. Our experience developing products for international markets has enabled us to develop the scale, manufacturing efficiencies and design expertise that serves as the foundation for us to expand aggressively into the highly attractive U.S. and China markets.

Significant factors that we believe could affect our operating results are the (i) cost of raw materials; (ii) prices of our products to our international retailer and wholesaler customers and their markup to end consumers; (iii) consumer acceptance of our new brands and product collections; and (iv) general economic conditions in the U.S., China and other international markets. We have experienced and anticipate continued fluctuation in raw material costs as a result of world economic conditions, such as the price of stainless and carbon steel. We normally can pass the raw material cost increase to our customers, but there may be a time lag as we renegotiate pricing with our customers on existing products and introduce new product collections. We believe most of our customers are willing to pay us higher prices for our high quality and stylish products, timely delivery and strong production capacity, which we expect will allow us to maintain high gross profit margins for our products. We have diversified our products by introducing brands and product collections exclusively for China and higher-end products for the U.S. and international markets. Consumer preference trends favoring high quality and stylish products and lifestyle-based furniture suites also should allow us to maintain our high gross profit margins. We believe we will benefit from a number of favorable recent economic trends, including reports by the IMF in the IMF April 2011 Outlook that worldwide GDP grew 5.0% in 2010 and anticipates further growth of 4.4% in 2011, with real growth in furniture demand for the world’s top 70 countries forecasted at 3.3% in 2011 according to the CSIL “World Furniture Outlook 2011.” We believe that our expansion of direct sales in China and the U.S. will have a positive impact on our net sales and net income, while helping to diversify our customer base and end consumer markets.

Nova Furniture is a holding company organized under the laws of the BVI on April 29, 2003, with no material assets other than the ownership interests of its wholly owned subsidiaries: Nova Dongguan, which was incorporated on June 6, 2003, under the laws of the PRC; Nova Macao, which was organized on May 20, 2006, under the laws of Macao; and Nova Museum, which was organized on March 17, 2011, under the laws of the PRC. Nova Dongguan provides the design expertise and facilities to manufacture our products and markets and sells our products in China to stores in our franchise network and to wholesalers and agents for domestic retailers and exporters. Historically, Nova Macao has acted as a trading company, importing, marketing and selling products designed and manufactured by Nova Dongguan and third party manufacturers for international markets. Nova Museum is a non-profit organization engaged in the promotion of the culture and history of furniture in China.

We currently are expanding the operations of Nova Macao to move oversight of manufacturing operations from Nova Dongguan. In connection with our plans to increase the number of stores in our franchise network in China and expand our direct sales to the U.S. and other international markets, we anticipate undertaking a corresponding expansion of our facilities and production capacity at Nova Dongguan beginning in 2012. We intend to meet our liquidity requirements, including capital expenditures related to the expansion of our manufacturing facilities and production capacity, purchase of raw materials and the expansion of our business, through cash flow provided by operations and funds raised through offerings of our securities, if and when we determine such offerings are required.

Our recent operations have been limited to the operations of Nova Furniture and its wholly owned subsidiaries. For the purposes of this “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” our discussion following of our performance is based upon the audited and unaudited financial statements filed as exhibits to this report of Nova Furniture and its subsidiaries, Nova Dongguan, Nova Macao and Nova Museum.

Critical Accounting Policies

While our significant accounting policies are described more fully in Note 2 to our consolidated financial statements for the years ended December 31, 2010 and 2009, filed as exhibits to this report, we believe the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with U.S. GAAP for Nova Furniture and its subsidiaries, Nova Dongguan, Nova Macao and Nova Museum. The functional currency of Nova Furniture is USD. The functional currency of Nova Dongguan and Nova Museum is RMB. The functional currency of Nova Macao prior to 2011 was Macau Pataca, or MOP, and switched to USD starting from January 1, 2011. The accompanying financial statements have been translated and presented in USD.

Use of Estimates

In preparing financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the reserve of bad debt allowance, recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Accounts Receivable

Our policy is to maintain an allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Inventories

Inventories are stated at the lower of cost or market value with cost determined on a weighted average basis, which approximates the first-in first-out method. Management compares the cost of inventories with the net realizable value and an allowance is made for writing down their inventories to market value, if lower.

Plant, Property and Equipment

Plant, property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and improvements are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with 10% salvage value and estimated lives as follows:

Building and workshops Museum decoration and renovation Computer and office equipment	20 years 10 years 5 years
Machinery Autos	10 years 5 years

Research and Development

Research and development costs are related primarily to our designing and testing of new products in the development stage. Research and development costs are recognized in general and administrative expenses and expensed as incurred.

Revenue Recognition

Our revenue recognition policies are in compliance with ASC Topic 605, “Revenue Recognition.” Sales revenue is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of ours exist and collectability is reasonably assured. No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, or the possible return of the goods. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales revenue represents the invoiced value of goods, net of value-added taxes, or VAT. All of our products are sold in the PRC and subject to VAT of 17% of the gross sales price. This VAT may be offset by VAT paid by us on raw materials and other materials included in the cost of producing the finished product. We recorded VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid when we act as an agent for the PRC government.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, labor costs and related overhead directly attributable to the production of the products. Write-down of inventory to the lower of cost or net realizable value and warranty expense, which historically has been nominal, also are recorded in the cost of goods sold.

Foreign Currency Translation and Transactions

The accompanying consolidated financial statements are presented in USD. The functional currency of our wholly owned PRC subsidiaries, Nova Dongguan and Nova Museum, is RMB. The functional currency of Nova Macao prior to 2011 was MOP and, as of January 1, 2011, USD. The functional currencies of our foreign operations are translated into USD for balance sheet accounts using the current exchange rates in effect as of the balance sheet date and for revenue and expense accounts using the weighted-average exchange rate during the fiscal year. The translation adjustments are recorded as a separate component of stockholders’ equity, captioned “Accumulated other comprehensive income (loss).” Gains and losses resulting from transactions denominated in foreign currencies are included in “Other income (expense)” in the consolidated statements of operations. There have been no significant fluctuations in the exchange rate for the conversion of RMB and MOP to USD after the balance sheet date.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined that our operations constitute a single reportable segment in accordance with ASC 280. We operate exclusively in one business: the design, manufacture and sale of furniture. All of our long-lived assets for production are located in our facilities in Dongguan, Guangdong Province, China, and operate within the same environmental, safety and quality regulations governing furniture manufacturers. We established our subsidiary, Nova Macao, solely for the purpose of marketing and selling our products. As a result, management views the business and operations of Nova Dongguan and Nova Macao as a blended gross margin when determining future growth, return on investment and cash flows. Accordingly, management has concluded that we had one reportable segment under ASC 280 because: (i) all of our products are created with similar production processes, in the same facilities, under the same regulatory environment and sold to similar customers using similar distribution systems; (ii) both Nova Dongguan and Nova Macao are operated under the same management with the same resources, and management views the operations of Nova Dongguan and Nova Macao as a whole for making business decision; and (iii) although Nova Museum is mainly for disseminating the culture and history of furniture in China, it also serves a function of promoting and marketing our image and products by providing the platform and channel for consumers to be exposed to our furniture, it is operated under the same management with the same resources and is an additive and supplemental unit to our main operation, the manufacture and sale of furniture.

New Accounting Pronouncements

In June 2011, FASB issued ASU 2011-05 Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income. Under the amendments in this update, an entity has the option to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. In a single continuous statement, the entity is required to present the components of net income and total net income, the components of other comprehensive income and a total for other comprehensive income, along with the total of comprehensive income in that statement. In the two-statement approach, an entity is required to present components of net income and total net income in the statement of net income. The statement of other comprehensive income should immediately follow the statement of net income and include the components of other comprehensive income and a total for other comprehensive income, along with a total for comprehensive income. In addition, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and the components of other comprehensive income are presented. The amendments in this update should be applied retrospectively and are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. We are currently assessing the effect that the adoption of this pronouncement will have on our financial statements.

In December 2010, FASB issued ASU No. 2010-28, Intangibles – Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. The amendments in this update affect all entities that have recognized goodwill and have one or more reporting units whose carrying amount for purposes of performing Step 1 of the goodwill impairment test is zero or negative. The amendments in this update modify Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. Upon adoption of the amendments, any resulting goodwill impairment should be recorded as a cumulative-effect adjustment to beginning retained earnings in the period of an adoption. Any goodwill impairments occurring after the initial adoption of the amendments should be included in earnings. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In December 2010, FASB issued ASU No. 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments in this update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. We intend to adopt the disclosure requirements for any business combinations in 2011 and thereafter.

In April 2010, FASB issued ASU No. 2010-13, Compensation – Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. This update provides amendments to ASC Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments in this update should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the fiscal year in which the amendments are initially applied, as if the amendments had been applied consistently since the inception of the award. The cumulative-effect adjustment should be presented separately. Earlier application is permitted. The adoption of this ASU did not have a material impact on our consolidated financial statements.

On March 5, 2010, FASB issued ASU No. 2010-11, Derivatives and Hedging Topic 815: Scope Exception Related to Embedded Credit Derivatives. This ASU clarifies the guidance within the derivative literature that exempts certain credit related features from analysis as potential embedded derivatives requiring separate accounting. The ASU specifies that an embedded credit derivative feature related to the transfer of credit risk that is only in the form of subordination of one financial instrument to another is not subject to bifurcation from a host contract under ASC 815-15-25, Derivatives and Hedging – Embedded Derivatives – Recognition. All other embedded credit derivative features should be analyzed to determine whether their economic characteristics and risks are “clearly and closely related” to the economic characteristics and risks of the host contract and whether bifurcation is required. The ASU was effective for us on July 1, 2010. Early adoption is permitted. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In January 2010, FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This update provides amendments to ASC Topic 820 that will provide more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. This standard is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In January 2010, FASB issued ASU N0. 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash. The update clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected prospectively in earnings per share and is not considered a stock dividend for purposes of ASC Topic 505 and Topic 260, Earnings Per Share. This standard is effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The adoption of this standard did not have a material impact to our financial position or results of operations.

Results of Operations

Comparison of Three Months Ended March 31, 2011 and 2010

The following table sets forth the results of our operations for the three months ended March 31, 2011 and 2010:

	2011		2010
	$	% of Sales	$	% of Sales
Net sales	5,632,790		7,009,984
Cost of sales	3,843,629	68%	5,476,481	78%
Gross profit	1,789,161	32%	1,533,503	22%
Operating expenses	547,029	10%	450,188	6%
Income from operations	1,242,132	22%	1,083,315	16%
Other income (expenses), net	(27,625)	-%	(778)	-%
Income tax expense	208,965	4%	213,898	3%
Net income	1,005,542	18%	868,639	13%

Net Sales

During the three months ended March 31, 2011, we had net sales of $5.63 million, a decrease of 20% from $7.01 million in the same period of 2010. This decrease was due primarily to our 24% decrease in sales volume in the first quarter of 2011 despite an overall average selling price increase of approximately 7% compared to the first quarter of 2010 as we increased the selling price of certain contracts in China and international markets while turning away some orders in international markets that did not meet our profit margin requirements. In the first quarter of 2011, our sales to international markets decreased $1.35 million from the same period of 2010 principally as a result of decreased sales to Europe and Asia, but offset by increased sales to North America. As part of our gradual change in sales and marketing strategy in 2011, we removed some older and lower margin products for international markets from production in the first quarter of 2011 to be replaced by new product models. Sales to Europe were $1.75 million in the first quarter of 2011, down 49% from $3.43 million in the first quarter of 2010 as our customers reduced their orders during this inventory transition, but we anticipate European sales volume for the entire 2011 year to be on par with our European sales volume in 2010 as we ramp up our introduction of the new product models. A depressed real estate market in Hong Kong and challenging economic climate in Asia resulted in sales of $265,000 to these regions in the first quarter of 2011, a decrease from $685,000 in the same period of 2010. North American sales increased 115% to $1.27 million in the first quarter of 2011 compared to $591,000 in the same period of 2010, offsetting the decrease in sales in other international markets as we focused on expanding our direct sales to the U.S. market.

Our change in sales and marketing strategy also involved increasing sales in China as a percentage of total sales. Sales in China, which includes sales to franchisees in addition to wholesalers and agents to domestic retail stores and distributors for the export market, accounted for 37% of our total sales in the 2011 period compared to 30% of our total sales in the 2010 period. Sales from franchisees selling our branded products in China contributed approximately $693,000 or 33% of our total China sales in the first quarter of 2011 compared to no sales in the first quarter of 2010. We first entered into product franchise agreements with stores in China during the first quarter of 2010 and had no sales during that period. Overall sales in China decreased slightly, however, with sales of $2.08 million in the 2011 period compared to $2.1 million in the 2010 period as sales to distributors in China for the export market declined to $1.38 million in the first quarter of 2011 compared to $2.1 million in the first quarter of 2010. We anticipate increasing sales volume in China as our franchise network continues to expand.

Cost of Sales

Cost of sales consists primarily of material costs, labor costs and related overhead directly attributable to the production of our products. Cost of sales decreased to $3.84 million for the three months ended March 31, 2011, representing a 30% decrease compared to $5.48 million for the same period in 2010, due primarily to a decrease in sales and production volume. Cost of sales as a percentage of net sales was 68% for the 2011 period as compared to 78% for the 2010 period, which was due primarily to an average increase of 7% in selling price in both China and international markets and to changes in our sales and marketing strategy. As part of our strategy to expand direct sales in China and diversify our customers in international markets, we increased sales in China to stores in our franchise network, reduced sales of some low margin products in international markets and adjusted and increased the selling price of certain contracts in international markets.

Gross Profit

Gross profit increased 17% to $1.79 million for the three months ended March 31, 2011, as compared to $1.53 million for the same period in 2010. Our gross profit margin increased from 22% for the 2010 period to 32% for the 2011 period. Gross margin increased in the 2011 period as a result of decreased cost of sales as a percentage of net sales, which was due primarily to an overall average selling price increase of approximately 7% and changes in our sales and marketing strategy, including increased sales in China to stores in our franchise network, reduced sales of some low margin products in international markets and adjusting and increasing the selling price of certain contracts in international markets, including turning away some orders in international markets that did not meet our profit margin requirements. Management believes that our gross profit margin will be stable at approximately 30% as our mix of products broadens and more of the increased raw materials costs are passed through to customers as we renegotiate pricing with our customers on existing products and introduce new product collections.

Operating Expenses

Operating expenses consisted of selling, general and administrative expenses. Operating expenses were $0.55 million for the three months ended March 31, 2011, an increase of 22% as compared to $0.45 million for the 2010 period. Selling expense decreased 4%, due primarily to decreased freight because of decreased sales to international markets in the first quarter of 2011. General and administration expense increased $0.11 million or 48%, due primarily to increased employee compensation, employee welfare, research and development and travel expenses as a result of increased sales in China as well as the overall price inflation in China.

Other Income (Expense)

Other expense was $27,625 in the three months ended March 31, 2011, compared with other expense of $778 in the 2010 period, an increase of $26,847. The increase in other expense was due primarily to increased foreign exchange transaction loss for our sales in international markets.

Net Income

Net income was $1.01 million in the three months ended March 31, 2011, an increase of 16% from $0.87 million in the 2010 period. Our net profit margin was 18% for the three months ended March 31, 2011, an increase of 5% from 13% for the 2010 period, due primarily to a decreased cost of sales percentage and an increase in gross profit margin.

Comparison of Years Ended December 31, 2010 and 2009

The following table sets forth the results of our operations for the years ended December 31, 2010 and 2009:

	2010		2009
	$	% of Sales	$	% of Sales
Net sales	28,818,982		21,670,448
Cost of sales	21,242,024	74%	14,287,643	66%
Gross profit	7,576,958	26%	7,382,805	34%
Operating expenses	2,310,286	8%	1,711,153	8%
Income from operations	5,266,672	18%	5,671,652	26%
Other income (expenses), net	(28,582)	-%	10,113	-%
Income tax expense	1,035,081	3%	1,038,122	5%
Net income	4,203,009	15%	4,643,643	21%

Net Sales

In 2010, we had net sales of $28.82 million, an increase of 33% from $21.67 million in 2009. This increase in sales in 2010 was due primarily to increased sales to wholesalers and agents in China, commencement of sales to our newly established franchise network in China, increased sales to Europe and increased average selling price as compared to 2009. Our sales to Europe increased 20% in 2010 to $14.1 million compared to $11.7 million in 2009, which we believe was due in part to the greater demand in these markets for high-end modern and contemporary-styled furniture such as ours despite a slower than anticipated recovery from the international financial crisis. Our increased high-end product sales worldwide resulted in an overall average selling price increase of approximately 3% in 2010 compared to 2009. Sales in China accounted for $8.35 million or 29% of our total sales in 2010 compared to $4.18 million or 19% of our total sales in 2009. Our sales to wholesalers and agents in China for the domestic retail market and export markets increased 59% to $6.66 million in 2010 compared to $4.18 million in 2009, in part as a result of our successful marketing and promotion strategies. Products sold under our brands through franchise stores in China in 2010 contributed approximately $1.69 million to net sales in 2010, our first year of franchise store sales.

In 2010, we commenced our franchise network by entering into product franchise agreements with individual owner-operators who operate retail furniture stores for our brands in China. Franchisees agree to sell products from one of our brands pursuant to the product franchise agreement for a period of one year from the date of the agreement, which is renewable. The franchisee is required to pay an RMB 30,000 deposit at signing of the product franchise agreement, which is used toward payment of future purchases and is deferred on our balance sheet as a customer deposit. The franchisee guarantees a minimum purchase amount from us during the contract period, and we retain the right to terminate the agreement should the franchisee fail to meet the minimum purchase amount. We provide the franchisee with sales and marketing training and specify store interior details such as layout, decorations and lighting. We also will rebate a per square meter subsidy to the franchisee for the store build-out within six months from the agreement date. The first franchise stores opened in the first quarter of 2010, and, as of December 31, 2010, we had 38 franchise stores in operation with an additional 20 under contract or construction. We intend to develop this market aggressively, building our brand awareness by increasing marketing efforts and expanding our franchise store network by locating franchise stores in cities throughout China in order to reduce our dependence on any one region.

Cost of Sales

Cost of sales consists primarily of material costs, labor costs and related overhead directly attributable to the production of our products. Cost of sales increased to $21.24 million for 2010, representing a 49% increase compared to $14.29 million for 2009, due primarily to an increase in sales and production volume. Cost of sales as a percentage of net sales was 74% for 2010 as compared to 66% for 2009, which was due primarily to overall price increases in China, including increased costs of our major raw materials such as MDF board, stainless and carbon steel, polystyrene forms and glass. In addition, salaries of our production workers increased 10% in 2010. We also increased sales of certain low gross margin products, which affected our overall cost of sales as a percentage of net sales.

Gross Profit

Gross profit increased 3% to $7.58 million for 2010, as compared to $7.38 million for 2009. Our gross profit margin decreased from 34% for 2009 to 26% for 2010. Gross margin decreased in 2010 as a result of increased cost of sales as a percentage of net sales primarily because of overall price increases in China, including increased raw material costs, in addition to increased salaries of our production workers and increased sales of certain low gross margin products. Management believes that our gross profit margin will return to and stabilize at approximately 30% as our mix of products broadens and more of the increased raw materials costs are passed through to customers as we renegotiate pricing with our customers on existing products and introduce new product collections.

Operating Expenses

Operating expenses consisted of selling, general and administrative expenses. Operating expenses were $2.31 million for 2010, an increase of 35% as compared to $1.71 million for 2009. Selling expense increased $0.13 million or 16%, due primarily to increased marketing, advertising and travelling expenses for expanding the market share of our products, increased freight due to the increased sales in 2010 and increased compensation for salespeople. Management anticipates that advertising and marketing expenses will increase in connection with our planned expansion of direct sales of our products in China and international markets. General and administration expense increased $0.45 million or 60%, due primarily to increased employee compensation, employee welfare, property insurance and communication expenses.

Other Income (Expense)

Other expense was $28,582 in 2010, compared with other income of $10,113 in 2009, an increase of $38,695. The increase in other expense was due primarily to increased foreign exchange transaction loss for our export sales.

Net Income

Net income was $4.20 million in 2010, a decrease of 9% from $4.64 million in 2009. Our net profit margin was 15% for 2010, a decrease of 6% from 21% for 2009, due primarily to an increase in cost of sales and operating expenses.

Liquidity and Capital Resources

Our principal demands for liquidity are to increase sales in China, purchase inventory and for sales distribution and general corporate purposes. We intend to meet our liquidity requirements, including capital expenditures related to the expansion of our manufacturing facilities and production capacity, purchase of raw materials and the expansion of our business, primarily through cash flow provided by operations and collections of accounts receivable. We may seek additional financing in the form of bank loans or funds raised through offerings of our equity or debt, if and when we determine such offerings are required.

Comparison of Three Months Ended March 31, 2011 and 2010

Overview

We had net working capital of $7,252,868 at March 31, 2011, an increase of $842,109 from net working capital of $6,410,759 at December 31, 2010. The ratio of current assets to current liabilities was 2.93-to-1 at March 31, 2011.

The following is a summary of cash provided by or used in each of the indicated types of activities during the three months ended March 31, 2011 and 2010:

	2011	2010
Cash provided by (used in):
Operating activities	$984,366	$371,309
Investing activities	(341,251)	(1,494,542)
Financing activities	(1,053,983)	(712,370)

Net cash provided by operating activities was $0.98 million for the three months ended March 31, 2011, an increase of $613,057 or 165% from $0.37 million for the 2010 period. The increase in cash inflow was attributable primarily to an increased net income and accounts payable outstanding, and a decrease in advance payment to suppliers despite the increased payment made for inventory.

Net cash used in investing activities was $0.34 million for the three months ended March 31, 2011, a decrease of $1.15 million or 77% from $1.49 for the 2010 period. In the 2011 period, we paid $0.22 million for the acquisition of property and equipment, and $0.12 million for the acquisition of heritage and cultural assets for the Nova Furniture Museum. In the 2010 period, we paid $0.43 million for property and $1.07 million for construction in progress of the new building and factory.

Net cash used in financing activities was $1.05 million for the three months ended March 31, 2011, compared to $0.71 million for the 2010 period. In the three months ended March 31, 2011, we had $1.11 million of net advances to related parties and proceeds of $60,776 from a short-term borrowing. In the 2010 period, we made a dividend payment of $0.71 million to our shareholders.

As of March 31, 2011, we had accounts receivable of $6,931,753, of which $4,968,239 had aging within 90 days, $419,774 had aging over 90 days and within 180 days, and $1,543,740 had aging over 180 days. As of July 31, 2011, all accounts receivable with aging over 180 days as of March 31, 2011, have been paid.

Comparison of Years Ended December 31, 2010 and 2009

Overview

We had net working capital of $6,410,759 at December 31, 2010, a decrease of $670,683 from net working capital of $7,081,442 at December 31, 2009. The ratio of current assets to current liabilities was 3.42-to-1 at December 31, 2010.

The following is a summary of cash provided by or used in each of the indicated types of activities during the years ended December 31, 2010 and 2009:

	2010	2009
Cash provided by (used in):
Operating activities	$4,895,684	$5,033,193
Investing activities	(4,742,229)	(761,774)
Financing activities	(1,340,217)	(3,414,060)

Net cash provided by operating activities was $4.90 million for 2010, a decrease of $137,509 or 3% from $5.03 million for 2009. The decrease in cash inflow was attributable primarily to a decrease in net income, increase in accounts receivable and accounts payable outstanding, and an increase in advance payment to suppliers because of rising costs for raw materials despite a significant decrease in our inventory level.

Net cash used in investing activities was $4.74 million for 2010, an increase of $3.98 million or 523% from $761,774 for 2009. In 2010, we paid $4.74 million for the acquisition of property, purchase of equipment and construction of our new building and factory. We began using the new manufacturing facilities in November 2010. In 2009, we paid $0.19 million for property and $0.60 million for construction in progress of the new building and factory.

Net cash used in financing activities was $1.34 million for 2010, compared to $3.41 million for 2009. In 2010, we made a dividend payment of $2.17 million to our shareholders, which was offset partially by cash inflow of approximately $0.33 million in advance from a related party and $0.5 million from shareholder contribution. In 2009, we made a dividend payment of $6.27 million to our shareholders, which was offset partially by cash inflow of $2.4 million from shareholder contribution and $0.45 million in advance from a related party.

As of December 31, 2010, we had accounts receivable of $6,487,042. As of July 31, 2011, we have collected $5,970,000 of the outstanding accounts receivable as of December 31, 2010, with $517,042 remaining outstanding.

On November 16, 2009, the Foreign Trade and Economic Cooperation Bureau of Dongguan approved an increase in the registered capital of Nova Dongguan from $8 million to $20 million, with the $12 million in additional contribution of capital to be paid within two years. As of December 31, 2010, Nova Dongguan has received additional capital contributions of $2.9 million from its shareholders. We may need to fund the remaining registered capital requirement of Nova Dongguan through financing activities, including cash flow provided by operations and funds raised through offerings of our securities, if and when we determine such offerings are required. If we are unable to fund the remaining $9.1 million in additional contribution of capital by November 16, 2011, we may apply to the relevant PRC government agencies for an extension or reduction of the registered capital requirement. The relevant PRC government agencies may extend the contribution period for an additional six months without penalty, and, upon application, grant a further three-month grace period without penalty. If the capital contribution remains incomplete after the extensions and grace periods have been exhausted or denied, Nova Dongguan may be required to pay a negotiated penalty, typically 3% to 5% of the unsatisfied contribution of capital remaining outstanding, or up to $455,000 based on the amount remaining outstanding as of December 31, 2010. After a six-month period following payment of any such penalty, Nova Dongguan may request a reduction of its registered capital to the amount already contributed with the outstanding balance waived without risk of business license revocation. Although repatriation of profits or dividends by Nova Dongguan will require approval by the SAFE until the contribution of capital is satisfied or the registered capital requirement is reduced to the amount contributed, based upon our relationship with the relevant PRC government agencies and prior requests, we believe that such approval would be granted.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to shareholders.

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholders’ equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Our standard payment term for accounts receivable is 30 - 120 days. We give an extended payment term to certain of our major customers of up to 180 days, but have since reduced this payment term to 120 days beginning in 2011. In 2010, we had accounts receivable turnover of 5.50 on an annualized basis, with sales outstanding of 66 days and inventory turnover of 12.81 on an annualized basis. In 2009, we had accounts receivable turnover of 7.98 on an annualized basis, with sales outstanding of 46 days and inventory turnover of 6.31 on an annualized basis. The lower accounts receivable turnover and higher days outstanding in 2010 compared to 2009 is due primarily to our expansion of market share in China. The higher inventory turnover is due to the significant increase in our sales and production in 2010, and our improved inventory control. During the three months ended March 31, 2011, we had accounts receivable turnover of 3.36 on an annualized basis, with sales outstanding of 108 days and inventory turnover of 10.93 on an annualized basis.

To attract franchisees to our new franchise network in 2010, we granted new store operators a payment term of 90 days. We have a short history of collections with franchisees, but based on subsequent collections, we fully expect payment. Our management assesses the financial position, credit quality, credit history and other factors such as current market conditions before entering into product franchise agreements with new store operators to help ensure the franchisee’s ability to make payment in a timely manner. We retain the right to review and assess the performance of franchisees annually under the product franchise agreement, enabling our termination of franchises that fail to meet certain performance targets or make payments on product orders. We have since started phasing out these preferential terms in 2011, and our current product franchise agreement contains no preferential payment term, requiring payment in full before delivery. Management expects sales outstanding from sales in China to decrease correspondingly going forward in 2011.

Sales to international markets typically are made through letters of credit, but for some long-term, high volume customers, such as Actona Company, we accept telegraphic transfer, or T/T, with a payment term of 15 days after delivery. Historically, we have not experienced bad debts from our sales to international markets. Our accounts receivable related to sales to international markets typically are less than three months, depending on customer shipment schedules. In 2011, we changed our sales and marketing strategy to cease sales of certain low-margin products, which was a principal reason for the decrease in sales during the first quarter of 2011, despite these lower-margin customers usually receiving shorter payment terms. This new sales and marketing strategy, in addition to reducing payment terms for certain major customers, caused a temporary reduction of sales while retaining the high accounts receivable outstanding as of March 31, 2011. We expect the balance of accounts receivable to decrease as our new sales strategy and shortened payment term to our major customers in the international markets takes effect along with our new payment term for franchisees. For these reasons, management believes that the recording of an allowance for doubtful accounts is not necessary based on historical collections.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 30, 2011, regarding the number of shares of common stock beneficially owned by (i) each person that we know beneficially owns more than 5% of our outstanding common stock, (ii) each of our named executive officers, (iii) each of our directors and (iv) all of our named executive officers and directors as a group. The amounts and percentages of common stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of common stock. As of June 30, 2011, there were 14,900,000 shares of our common stock issued and outstanding.

Except as otherwise indicated, the address of each of the shareholders listed below is: c/o Nova Lifestyle, Inc., 6541 E. Washington Blvd., Commerce, CA 90040.

Name of beneficial owner	Number of shares	Percent of class
5% Shareholders
Jun Jiang(1)	1,117,500	7.50%
Qiang Liu(2)	1,117,500	7.50%

Directors and named executive officers
Ya Ming Wong, Chairman and Chief Executive Officer	4,842,500	32.50%
Yuen Ching Ho, Chief Financial Officer	4,842,500	32.50%
Thanh H. Lam, President	-	-%
Directors and named executive officers as a group (3 persons)	9,685,000	65.00%

(1)
Mr. Jiang, a co-owner of St. Joyal, the former minority shareholder of Nova Furniture, and party to the Share Exchange Agreement, holds sole voting and dispositive power over 1,117,500 shares of our common stock.

(2)
Mr. Liu, a co-owner of St. Joyal, the former minority shareholder of Nova Furniture, and party to the Share Exchange Agreement, holds sole voting and dispositive power over 1,117,500 shares of our common stock.

* Represents less than 1% of shares outstanding.

We are not aware of any arrangements that could result in a change in control of the company.

MANAGEMENT

Executive Officers and Directors

Our executive officers, directors and certain significant employees as of June 30, 2011, upon effectiveness of the Share Exchange Agreement, and their ages, positions and biographical information, are as follows:

Name	Position	Age
Ya Ming Wong	Chairman and Chief Executive Officer	43
Yuen Ching Ho	Chief Financial Officer	51
Thanh H. Lam	President and Director	43
Man Shek Ng	Corporate Secretary	40
Ah Wan Wong	Vice President – Marketing	38
Mark Chapman	Vice President – Marketing	42

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. Each executive officer is a full time employee. Our directors hold office for one-year terms or until their successors have been elected and qualified. Ya Ming Wong, our Chairman and Chief Executive Officer, is the brother of Ah Wan Wong, our Vice President of Marketing. There are no other family relationships between any of our directors, executive officers or other key personnel and any other of our directors, executive officers or key personnel. There are no arrangements or understandings between any of our directors or executive officers and any other persons pursuant to which such director or executive officer was selected in that capacity.

Ya Ming Wong, Chairman and Chief Executive Officer

Mr. Wong was appointed our Chairman and Chief Executive Officer on June 30, 2011. Mr. Wong was one of the two founders of Nova Dongguan in 2003, which is now our wholly owned subsidiary, and served as its Chief Executive Officer since inception. Mr. Wong has 22 years of experience in the furniture industry. Mr. Wong has been appointed the vice-chairman of the Dongguan City Association of Enterprises with Foreign Investment (DGAEFI) since December 2008, the vice-chairman of the Dongguan Furniture Association (DGFA) since April 2003, and the director of The International Furniture and Decoration (Hong Kong) Association since January 2003. From 1991 to 2003, Mr. Wong served as the Chief Executive Officer of Navy Blue Inc., a Macao-based furniture company with manufacturing facilities in Dongguan, China. Prior to that time, from 1988 to 1991, Mr. Wong worked for C&E German Furniture Ltd., a Hong Kong-based furniture company with manufacturing facilities in Dongguan, China, as the design and production manager. Mr. Wong graduated from Hong Kong Tang Shiu Kin Victoria Technical School in 1988. Mr. Wong is the brother of Ah Wan Wong, our Vice President of Marketing. Mr. Wong brings extensive knowledge about business strategy and product development in the furniture industry in China and international markets and of our operations and long-term strategy to the Board of Directors. The Board of Directors believes that Mr. Wong’s vision, leadership and extensive knowledge about us and the furniture industry is essential to our future growth.

Yuen Ching Ho, Chief Financial Officer

Mr. Ho was appointed our Chief Financial Officer on June 30, 2011. Mr. Ho was one of the two founders of Nova Dongguan in 2003, which is now our wholly owned subsidiary, and served as its Chief Financial Officer since inception. Mr. Ho also was responsible for the administration, finance and marketing of Nova Macao, which also is now our wholly owned subsidiary. Mr. Ho has 19 years of experience in the furniture industry. From 1991 to 2003, Mr. Ho served as the Chief Operating Officer of Navy Blue Inc., a Macao-based furniture company with manufacturing facilities in Dongguan, China. Prior to that time, from 1990 to 1991, Mr. Ho worked as the export administrative staff for C&E German Furniture Ltd., a Hong Kong-based furniture company with manufacturing facilities in Dongguan, China. Mr. Ho received a bachelor’s degree in Commerce from St. Mary’s University in 1984 and obtained his MBA from The Chinese University of Hong Kong in 1990.

Thanh H. Lam, President and Director

Ms. Lam was appointed our President and a member of our Board of Directors on June 30, 2011. Ms. Lam also is the Chief Executive Officer and co-founder of Diamond Sofa in Commerce, California, which is owned by Diamond Bar Outdoors, Inc. Ms. Lam has pioneered the Diamond Sofa brand since 1992, and is in charge of its product development and merchandising for the U.S. market. Ms. Lam also manages the national sales force and oversees distribution for Diamond Sofa. In 2005, Ms. Lam was featured in a Furniture Today “Fresh Faces” profile, one of the highest honors bestowed to exceptional and talented young entrepreneurs in the furniture industry. Ms. Lam received her Bachelor of Science degree in Business Administration and Finance from the California State University of Los Angeles. Ms. Lam brings to the Board of Directors almost 20 years of experience in developing a furniture brand and marketing to the U.S. furniture industry. The Board of Directors believes that Ms. Lam’s in-depth knowledge of the U.S. furniture market and knowledge of our business through her work with Diamond Sofa will assist us in our future growth and expansion plans .

Man Shek Ng, Corporate Secretary

Mr. Ng was appointed our Corporate Secretary on June 30, 2011. Previously, Mr. Ng served as the Chief Operating Officer of Nova Dongguan, which is now our wholly owned subsidiary, since its inception in 2003. Prior to that time, Mr. Ng served as the Administrative Officer for Hong Yip Service Co., Ltd. in Hong Kong and, from 1998 to 2002, he served as the Business Development Coordinator at Flower 100 in Thornhill, Ontario, Canada. From 1994 to 1998, Mr. Ng worked as the Customer Service Officer and Inside Sales Representative for KMI Electronics Inc. in Markham, Ontario, Canada. Mr. Ng is fluent in English and both Cantonese and Mandarin. Mr. Ng received his bachelor’s degree in Economics from York University in 1994, and has received a Certificate in Securities Course, a Certificate in Technical Analysis Course, and a Certificate in Derivatives Course from The Canadian Securities Institute.

Ah Wan Wong, Vice President – Marketing

Mr. Wong became a Vice President of Marketing for us as of June 30, 2011. Previously, Mr. Wong served as the Chief Marketing Officer of Nova Dongguan, which is now our wholly owned subsidiary, since 2006. Mr. Wong is the brother of Ya Ming Wong, our Chairman and Chief Executive Officer. From 2003 to 2006, Mr. Wong worked as the General Manager for Aura Deco Ltd. and, from 1996 to 2003, as the export manager for Gamamobel International. Mr. Wong also worked as the Coordinator for Da Silva’s Agency from 1994 to 1995. Mr. Wong graduated from Hong Kong Polytechnic University in 1994.

Mark Chapman, Vice President – Marketing

Mr. Chapman became a Vice President of Marketing for us as of June 30, 2011. Mr. Chapman has been in the furniture business for over 20 years. From 2004 to present, Mr. Chapman has been the Sales Manager for Diamond Sofa, which is owned by Diamond Bar Outdoors, Inc. Since 1990, Mr. Chapman has served as the Director of Purchasing for various major furniture companies, including: ACE TV Rentals, Central Rents and Day Page. Mr. Chapman received his Bachelor of Science degree in Business Administration Management and Marketing from Augustana College.

Involvement in certain legal proceedings

During the past ten years, none of our directors or executive officers has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her  involvement in any type of business, securities or banking activities;

•
found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

•
subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

None of our directors, executive officers or affiliates, or any beneficial owner of 5% or more of our common stock, or any associate of such persons, is an adverse party in any material proceeding to, or has a material interest adverse to, us or any of our subsidiaries.

Corporate Governance

Director Independence

Our Board of Directors currently is comprised of two directors, Mr. Wong and Ms. Lam, neither of whom qualify as an “independent” director for the purposes of the NASDAQ listed company standards currently in effect and all applicable rules and regulations of the SEC. We intend to add independent directors to our Board of Directors as a requirement to the listing of our common stock on a national securities exchange, and establish an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee as separately-designated committees of the Board of Directors with written charters governing such committees. We also intend to appoint an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K. The composition of our Board of Directors, and that of its committees, will be subject to the corporate governance provisions of our primary trading market, including the requirement for the appointment of independent directors in accordance with the Sarbanes-Oxley Act of 2002 and regulations adopted by the SEC and NASDAQ pursuant thereto.

Code of Ethics

We have adopted a Code of Ethics, which we believe is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of Code violations; and provide accountability for adherence to the Code.

EXECUTIVE COMPENSATION

As a “smaller reporting company,” we have elected to follow scaled disclosure requirements for smaller reporting companies with respect to the disclosure required by Item 402 of Regulation S-K. Under the scaled disclosure obligations, we are not required to provide a Compensation Discussion and Analysis, Compensation Committee Report and certain other tabular and narrative disclosures relating to executive compensation.

Executive Compensation

The following table sets forth information concerning the compensation for the years ended December 31, 2010 and 2009, of each of our named executive officers.

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Ya Ming Wong(1)	2010	0	0	0	0	0	0	0	0
Chairman and Chief Executive Officer	2009	0	0	0	0	0	0	0	0
Yuen Ching Ho(1)	2010	0	0	0	0	0	0	0	0
Chief Financial Officer	2009	0	0	0	0	0	0	0	0
Thanh H. Lam (2)	-	-	-	-	-	-	-	-	-
President and Director

(1)	Messrs. Wong and Ho received no compensation for serving as officers of Nova Dongguan or Nova Macao.
(2)	Ms. Lam joined the company and was appointed our president on June 30, 2011. Ms. Lam has no prior employment or compensation history with us.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

On June 30, 2011, we entered into one-year employment agreements with Messrs. Wong and Ho and Ms. Lam that are renewable upon mutual agreement. Mr. Wong is compensated at $100,000 per annum. Mr. Ho is compensated at $80,000 per annum. Ms. Lam is compensated at $50,000 per annum and, pursuant to her employment agreement, shall devote her best efforts and approximately 50% of her total business time to her position as our president. Each of our executive officers is eligible for annual cash bonuses at the sole discretion of the Board of Directors. Our employment agreements with Messrs. Wong and Ho and Ms. Lam contain provisions prohibiting competition by such officers following their employment with us.

Change-In-Control Agreements

We do not have any existing arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our named executive officers, or a change in control of our company or a change in the named executive officer’s responsibilities following a change in control.

Equity Incentive Plans

We currently have no equity incentive plan. We intend to adopt an equity incentive plan in order to further our growth by enabling our officers, employees, contractors and service providers to acquire our common stock, increasing their personal involvement with us and thereby enabling us to attract and retain our officers, employees, contractors and service providers.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2010, there were no outstanding equity awards held by our executive officers.

Compensation of Directors

As of December 31, 2010, none of our directors has received any compensation from us for serving as our directors.

We do not currently compensate our directors for acting as such, although we may do so for independent directors in the future, including with cash and equity. We do not compensate our non-independent directors, such as Mr. Wong and Ms. Lam, for serving as our directors, although they are entitled to reimbursement for reasonable expenses incurred in connection with attending our board meetings. We do not maintain a medical, dental or retirement benefits plan for our directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On July 13, 2010, Alex Li, our former president and director, purchased 2,000,000 shares of our common stock for $40,000 from Justin Miller, our founder and initial president and director, who initially had purchased the shares from the company for $4,000 on September 28, 2009. After giving effect to this purchase, Mr. Li acquired control over the company, which at such time was a shell company, through his ownership of approximately 77% of our common stock then outstanding. On June 30, 2011, concurrently with the Share Exchange Agreement and as a condition thereof, we entered into an agreement with Mr. Li pursuant to which he returned his 2,000,000 shares (10,000,000 shares after giving effect to the forward stock split effective as of June 27, 2011) of our common stock to us for cancelation in exchange for an unsecured 90-day promissory note of $80,000 bearing interest at 0.46% per annum.

From time to time prior to our acquisition of Nova Furniture, Nova Dongguan made advances to Mr. Wong, our Chairman and Chief Executive Officer and named beneficial owner of our common stock, for his personal use. These advances did not bear interest, were unsecured and payable on demand. Since 2008, the largest amount of indebtedness outstanding at any time, consisting solely of principal outstanding at such time, was $1,117,375. In 2008, the largest amount of principal outstanding was $1,117,375 and the total amount of principal paid was $543,155. In 2009, the largest amount of principal outstanding was $656,217 and the total amount of principal paid was $558,754. In 2010, the largest amount of principal outstanding was $137,692 and the total amount of principal paid was $137,692. Nova Dongguan currently does not have any amount due from Mr. Wong, and there are no plans or commitments to make any further advances to Mr. Wong.

In 2011, from time to time prior to our acquisition of Nova Furniture, Nova Macao made advances to Mr. Ho, our Chief Financial Officer and named beneficial owner of our common stock, for his personal use. These advances did not bear interest, were unsecured and payable on demand. In 2011, the largest amount of indebtedness outstanding, consisting solely of principal outstanding, was $1,025,635 and the total amount of principal paid was $1,025,635. Nova Macao currently does not have any amount due to it from Mr. Ho, and there are no plans or commitments to make any further advances to Mr. Ho.

From time to time prior to our acquisition of Nova Furniture, Mr. Wong, our Chairman and Chief Executive Officer and named beneficial owner of our common stock, made advances to Nova Dongguan for its operating needs. These advances did not bear interest, were unsecured and payable on demand. Since 2008, the largest amount of indebtedness outstanding at any time, consisting solely of principal outstanding at such time, was $701,677. In 2008, the largest amount of principal outstanding was $76,498 and the total amount of principal paid was $0. In 2009, the largest amount of principal outstanding was $76,541 and the total amount of principal paid was $76,541. In 2010, the largest amount of principal outstanding was $701,677 and the total amount of principal paid was $573,499. As of March 31, 2011, the largest amount of principal outstanding in 2011 was $197,776 and the total amount of principal paid in 2011 was $263,022. Nova Dongguan currently does not have any amount due to Mr. Wong, and there are no plans or commitments to borrow any further amounts from Mr. Wong.

In 2011, from time to time prior to our acquisition of Nova Furniture, Mr. Wong, our Chairman and Chief Executive Officer and named beneficial owner of our common stock, made advances to Nova Museum for its operating needs. These advances did not bear interest, were unsecured and payable on demand. As of May 31, 2011, the largest amount of indebtedness outstanding in 2011, consisting solely of principal outstanding, was $262,658 and the total amount of principal paid was $152,370. As of May 31, 2011, Nova Museum has $110,288 due to Mr. Wong, which it plans to pay in full in 2011. Nova Museum has no plans or commitments to borrow any further amounts from Mr. Wong.

On December 31, 2010, Nova Macao declared a one-time dividend of $2,172,590 payable to the two shareholders of its parent company, Nova Holdings. Messrs. Wong, our Chairman and Chief Executive Officer, and Ho, our Chief Financial Officer, each a named beneficial owner of our common stock, each held 50% of the equity interests in Nova Holdings as of the dividend declaration date. Messrs. Wong and Ho each received $1,086,295 as dividends payable ratably pursuant to their equity interests in Nova Holdings.

On December 31, 2009, Nova Macao declared a one-time dividend of $6,267,815 payable to the two shareholders of its parent company, Nova Holdings. Messrs. Wong, our Chairman and Chief Executive Officer, and Ho, our Chief Financial Officer, each a named beneficial owner of our common stock, each held 50% of the equity interests in Nova Holdings as of the dividend declaration date. Messrs. Wong and Ho each received $3,133,908 as dividends payable ratably pursuant to their equity interests in Nova Holdings.

On January 1, 2011, Nova Furniture entered into a shareholder agreement, or the St. Joyal Agreement, with St. Joyal, an unrelated California corporation engaged in business investment and development. St. Joyal, from time to time since 2009, has introduced us to prospective customers through its business contacts with U.S. domestic furniture wholesalers and retailers. St. Joyal did not receive any commissions or compensation from Nova Furniture for these introductions. Pursuant to the St. Joyal Agreement, St. Joyal agreed to pay $2.4 million to Nova Furniture by January 1, 2014, for 18.75% of the equity interest in Nova Furniture, of which no payments have been received as of June 30, 2011. The St. Joyal Agreement also provides for St. Joyal to help us to expand into the U.S. market by continuing to introduce us to prospective customers and acting as an advisor to us on sales and other business matters. The St. Joyal Agreement provides for no compensation to St. Joyal, nor do we have any plans to compensate St. Joyal other than the reimbursement of expenses, of which none have accrued as of June 30, 2011.

On January 7, 2011, Nova Dongguan entered into an Intellectual Property Rights Transfer Agreement with Mr. Wong, our Chairman and Chief Executive Officer, to establish the terms of the ownership transfer to Nova Dongguan, and the perpetual, exclusive, worldwide, royalty-free and irrevocable intellectual property usage rights granted to Nova Dongguan in connection with the ownership transfer, of his ownership of 106 design patents issued in China and used by us. As of May 31, 2011, SIPO has approved the ownership transfer to Nova Dongguan of 30 of the design patents. Mr. Wong was the owner and named registrant on behalf of Nova Dongguan of the transferred design patents at the time of each such patent’s original application, and Nova Dongguan expensed the development costs of each patent at the time of such development. Accordingly, the dollar value of the transfer agreement was nominal.

On June 30, 2011, we entered into a renewable monthly lease agreement with Diamond Bar Outdoors, Inc. to lease office space in Commerce, California for $2,500 per month. As of June 30, 2011, future payments due under this operating lease in 2011 will be approximately $15,000. Our President, Ms. Lam, is also the Chief Executive Officer of Diamond Sofa, which is one of our customers and owned by Diamond Bar Outdoors, Inc. Ms. Lam was a co-founder of Diamond Sofa, but, as of June 8, 2010, has no ownership interest in Diamond Sofa or Diamond Bar Outdoors, Inc. We have had, and continue to have, a well-established and ongoing business relationship in the ordinary course of business with Diamond Sofa. Our pricing and terms with Diamond Sofa for sales of our products have been, and continue to be, determined through negotiations at arm’s length. In 2010 and 2009, Diamond Sofa accounted for sales of $1.49 million and $1.37 million, respectively.

There were no other transactions with any related persons (as that term is defined in Item 404 of Regulation S-K) since the beginning of our last fiscal year, or the two fiscal years preceding our last fiscal year, or any currently proposed transaction in which we were or are to be a participant and the amount involved was in excess of $120,000 and in which any related person had a direct or indirect material interest.

We rely on our Board of Directors to review related party transactions involving us on an ongoing basis to prevent conflicts of interest. The Board of Directors reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to the Board of Directors for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If the Board of Directors finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. The Board of Directors approves or ratifies a transaction if it determines that the transaction is consistent with our best interests. These policies and procedures are not evidenced in writing. Upon our establishment of an Audit Committee, we intend to adopt a formal policy in connection with related party transactions involving us that will grant authority to the Audit Committee to approve or ratify such related party transactions.

DESCRIPTION OF SECURITIES

The following description of our securities and provisions of our Articles of Incorporation and Amended and Restated Bylaws is only a summary. You should refer to our Articles of Incorporation and Amended and Restated Bylaws, copies of which have been incorporated by reference as an exhibit to the Registration Statement on Form S-1 we filed with the SEC on November 10, 2009, and attached as an exhibit hereto, respectively. The following discussion is qualified in its entirety by reference to such exhibits.

Authorized Capital Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. We have no other authorized class of stock.

Capital Stock Issued and Outstanding

As of August 5, 2011, 14,900,000 shares of our common stock were issued and outstanding. On June 14, 2011, we authorized a 5-for-1 forward split of our common stock, effective June 27, 2011.

As of August 5, 2011, there were approximately 39 shareholders of record of our common stock. Some shares of our common stock are held in street or nominee name by brokers and other institutions on behalf of shareholders and we are unable to estimate the total number of shareholders represented by these record holders.

As of August 5, 2011, we have no options or warrants outstanding to purchase any capital stock or securities convertible into capital stock.

Description of Common Stock

The holders of common stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

There is not and never has been a public market for the securities of Nova Furniture, which until acquired by us, was always a privately held company.

Our common stock qualified for quotation on the OTC Bulletin Board, or the OTCBB, on April 16, 2010, under the symbol “STVS.” No trades of our common stock occurred through the facilities of the OTCBB until July 26, 2011. Our common stock traded under the symbol “STVSD” for a 20-trading day period beginning on June 27, 2011, pursuant to FINRA rules governing corporate actions, after which period our symbol reverted to “STVS.” The following table sets forth the range of the high and low bid prices per share of our common stock for each quarter (or portion thereof) as reported on the OTCBB beginning on July 26, 2011. These quotations represent interdealer prices, without retail markup, markdown or commission, and may not represent actual transactions. There currently is no liquid trading market for our common stock. There can be no assurance that a significant active trading market in our common stock will develop, or if such a market develops, that it will be sustained.

	High	Low
Third Quarter 2011 (July 26, 2011 through August 5, 2011)	$0.15	$0.15

As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on a national securities exchange, although we cannot be certain that our application will be approved.

Dividends

Dividends may be declared and paid out of legally available funds at the discretion of our Board of Directors. We do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors. We currently intend to utilize all available funds to develop our business.

Our ability to pay dividends may be affected by the complex currency and capital transfer regulations in China and Macao that restrict the payment of dividends to us by our subsidiaries, Nova Dongguan and Nova Macao. PRC and Macao regulations currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. Nova Dongguan and Nova Macao also are required to set aside at least 10% of net income after taxes based on PRC accounting standards each year to statutory surplus reserves until the cumulative amount of such reserves reaches 50% of registered capital. These reserves are not distributable as cash dividends. Nova Dongguan and Nova Macao also may allocate a portion of their after-tax profits to their staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation. If any of our subsidiaries in China or Macao incur debt, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

In addition, Circular 75 requires PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China. If the PRC subsidiaries of an offshore parent company do not report the need for their PRC investors to register to the local SAFE authorities, they may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company. Although we believe that our subsidiaries are in compliance with these regulations, should these regulations or the interpretation of them by PRC courts or regulatory agencies change, we may not be able to pay dividends outside of China.

Securities Authorized for Issuance under Equity Compensation Plans

In 2010, we did not have a formal equity compensation plan in effect nor did we grant any equity-based compensation awards.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117. Our transfer agent’s telephone number is (801) 272-9294.

Indemnification of Directors and Officers

Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the company or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (2) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, shareholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any shareholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

Our Amended and Restated Bylaws provide, among other things, that a director, officer, employee or agent of the company may be indemnified against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe that such person’s conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CHANGE IN INDEPENDENT ACCOUNTANT

On July 13, 2010, we dismissed Kyle L. Tingle, CPA, LLC, or Tingle, as our principal independent registered public accounting firm, and engaged Goldman Kurland and Mohidin, LLP, or GKM, as our new principal independent registered public accounting firm. Our Board of Directors approved of this decision.

The reports of Tingle on our financial statements for the period from September 9, 2009 (inception) through September 30, 2009, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on our financial statements as of and for the year ended September 30, 2009, was qualified as to our ability to continue as a going concern.

From our inception through July 12, 2010, there were no disagreements with Tingle on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Tingle, would have caused it to make reference to the matter in its reports, nor did Tingle advise us of any of the matters identified in Item 304(a)(1)(v)(A) - (D) of Regulation S-K.

From our inception through July 13, 2010, we did not consult GKM regarding either: (a) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (b) any matter that was the subject of a disagreement.

On June 30, 2011, we dismissed GKM as our principal independent registered public accounting firm, and engaged Marcum Bernstein and Pinchuk LLP, or Marcum, as our new principal independent registered public accounting firm. Our Board of Directors approved of this decision.

GKM’s report on our financial statements for the year ended September 30, 2010, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that it was qualified as to our ability to continue as a going concern.

During our most recent fiscal year and through to June 30, 2011, there were no disagreements with GKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of GKM, would have caused it to make reference to the matter in its reports, nor did GKM advise us of any of the matters identified in Item 304(a)(1)(v)(A) - (D) of Regulation S-K.

During our most recent fiscal year and through to June 30, 2011, we did not consult Marcum regarding either: (a) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (b) any matter that was the subject of a disagreement or a reportable event. Marcum provided a report on the financial statements of Nova Furniture for the years ended December 31, 2010 and 2009.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

On June 30, 2011, pursuant to the Share Exchange Agreement, we issued 11,920,000 shares of our common stock to the four shareholders of Nova Holdings and St. Joyal, which are the two shareholders of Nova Furniture, in exchange for all of the outstanding capital stock of Nova Furniture. The issuance of our common stock to the Nova Furniture Shareholders was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) for the offer and sale of securities not involving a public offering. These shares of our common stock have not been registered under the Securities Act, and may not be offered or sold absent registration or an applicable exemption from registration requirements.

Item 5.01 Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2011, as of the closing of the Share Exchange Agreement and concurrent transactions set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference, Mr. Li resigned as our director, and Mr. Wong was appointed Chairman of the Board of Directors and Ms. Lam was appointed to our Board of Directors. As a result, Mr. Wong and Ms. Lam became the sole members of our Board of Directors.

Concurrently with the foregoing, Mr. Li resigned from his positions as our president, principal executive officer, principal financial officer, principal accounting officer, secretary and treasurer, and Mr. Wong was appointed our Chief Executive Officer, Mr. Ho our Chief Financial Officer and Treasurer and Ms. Lam our President.

Reference is made to the disclosure of the biographies and beneficial ownership of each of the new directors and officers as set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference. Ya Ming Wong, our Chairman and Chief Executive Officer, is the brother of Ah Wan Wong, our Vice President of Marketing. There are no other family relationships between any of our directors, executive officers or other key personnel and any other of our directors, executive officers or key personnel. Other than those transactions disclosed and set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference, there were no transactions since the beginning of our last fiscal year, or for the fiscal year preceding our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved was in excess of $120,000 and in which any of our directors or officers had or will have a direct or indirect material interest, other than the ownership of shares of our common stock received pursuant to the Share Exchange Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of June 27, 2011, in anticipation of the Share Exchange Agreement and concurrent transactions set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference, we changed our name from Stevens Resources, Inc. to Nova Lifestyle, Inc. through a merger with our wholly owned, non-operating subsidiary established solely to change our name pursuant to Articles of Merger under Nevada law. In filing the Articles of Merger with the Secretary of State of the State of Nevada, we amended our Articles of Incorporation to reflect the change in our company name. No other changes to our Articles of Incorporation were made. The Articles of Merger are attached as an exhibit hereto.

On June 30, 2011, the Board of Directors, by unanimous consent, amended our bylaws, with such amendments effective immediately, to: (1) authorize the Board of Directors to set the date and time of our annual meeting of shareholders; (2) permit actions that require shareholder approval to be taken by the written consent of a majority of our shareholders, rather than requiring the unanimous written consent of the shareholders; (3) permit for shares of our common stock to be uncertificated, rather than requiring representation by certificate; (4) change the defined authority and responsibilities of the president of the company, thereby allowing for a separately-appointed chief executive officer; and (5) add a new section to provide for the indemnification of our directors and officers. Our Amended and Restated Bylaws are attached as an exhibit hereto.

On June 30, 2011, as of the closing of the Share Exchange Agreement and concurrent transactions, the Board of Directors, by unanimous consent and as permitted by our Amended and Restated Bylaws, changed our fiscal year end to December 31. Beginning with the periodic report required pursuant to the Exchange Act for the quarter in which the transaction contemplated by the Share Exchange Agreement was consummated, we will file annual and quarterly reports based upon a December 31 fiscal year end.

Item 5.06 Change in Shell Company Status

On June 30, 2011, we consummated the Share Exchange Agreement and concurrent transactions set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference. Upon completion of the foregoing transactions, Nova Furniture became our wholly owned subsidiary through which we now conduct operations. Accordingly, we are no longer a shell company as that term is defined in Rule 12b-2 under the Exchange Act.

Item 8.01 Other Events

Effective as of June 27, 2011, in anticipation of the Share Exchange Agreement and concurrent transactions set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference, our Board of Directors authorized a 5-for-1 forward stock split of all outstanding shares of our common stock, par value $0.001 per share. Prior to the forward split, we had 2,596,000 shares of our common stock outstanding, and, after giving effect to the forward split, we had 12,980,000 shares of our common stock outstanding. We authorized the forward stock split to provide a sufficient number of shares to accommodate the trading of our common stock in the OTC marketplace after our acquisition of Nova Furniture.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The audited consolidated financial statements of Nova Furniture and its subsidiaries for the years ended December 31, 2010 and 2009, and the unaudited consolidated financial statements for the three months ended March 31, 2011 and 2010, including the notes to such financial statements, are incorporated herein by reference and attached as an exhibit hereto.

(b) Pro forma financial information

The accompanying pro forma consolidated balance sheet presents the accounts of Nova Lifestyle and Nova Furniture as if the acquisition of Nova Furniture by Nova Lifestyle occurred on March 31, 2011. The accompanying pro forma consolidated statements of operations present the accounts of Nova Lifestyle and Nova Furniture including its subsidiaries, Nova Dongguan, Nova Macao and Nova Museum, for the three months ended March 31, 2011, and for the year ended December 31, 2010, as if the acquisition occurred on January 1, 2011, and January 1, 2010, for the purpose of the statements of operations, respectively. For accounting purposes, the transaction is being accounted for as a recapitalization of Nova Furniture because Nova Furniture’s shareholders will own the majority of the shares and will exercise significant influence over the operating and financial policies of the consolidated entity and Nova Lifestyle was a non-operating public shell prior to the acquisition. The pro forma financial statements are incorporated herein by reference and attached as an exhibit hereto.

(c) Shell company transactions

Reference is made to Item 9.01(a) of this report and the exhibit referred to therein, which are incorporated herein by reference.

 (d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and between Stevens Resources, Inc. and Nova Lifestyle, Inc., dated June 14, 2011 (Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)

2.2
Share Exchange Agreement and Plan of Reorganization by and between Nova Furniture Limited and Nova Lifestyle, Inc., dated June 30, 2011 (Incorporated herein by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)

2.3
Return to Treasury Agreement by and between Nova Lifestyle, Inc. and Alex Li, dated June 30, 2011 (Incorporated herein by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)

3.1	Articles of Incorporation (Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-163019) filed on November 10, 2009)
3.2	Amended and Restated Bylaws (Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
3.3
Certificate of Amendment to Articles of Incorporation filed with the Secretary of the State of Nevada on December 15, 2009, and effective as of September 9, 2009 (Incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)

3.4
Articles of Merger between Stevens Resources, Inc. and Nova Lifestyle, Inc. amending the Articles of Incorporation filed with the Secretary of State of the State of Nevada on June 14, 2011, and effective as of June 27, 2011 (Incorporated herein by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)

3.5
Articles of Exchange of Nova Furniture Limited and Nova Lifestyle, Inc. filed with the Secretary of State of the State of Nevada on June 30, 2011 (Incorporated herein by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)

4.1	Specimen Stock Certificate (Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
10.1
Option to Purchase Agreement, dated September 30, 2009 (Incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-163019) filed on November 10, 2009)

10.2
Shareholder Agreement by and between Nova Furniture Limited and St. Joyal, dated January 1, 2011 (Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)

10.3
Intellectual Property Rights Transfer Agreement by and between Nova Furniture (Dongguan) Co., Ltd. and Ya Ming Wong, dated January 7, 2011 (Incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)

10.4	Form of Product Franchise Agreement (Incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
10.5	Promissory Note, dated June 30, 2011 (Incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
10.6#
Employment Agreement by and between Ya Ming Wong and Nova Lifestyle, Inc., dated June 30, 2011 (Incorporated herein by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)

10.7#
Employment Agreement by and between Yuen Ching Ho and Nova Lifestyle, Inc., dated June 30, 2011 (Incorporated herein by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)

10.8#
Employment Agreement by and between Thanh H. Lam and Nova Lifestyle, Inc., dated June 30, 2011 (Incorporated herein by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)

10.9†	Lock-Up Agreement between Ya Ming Wong and Nova Lifestyle, Inc., dated June 30, 2011
10.10†	Lock-Up Agreement between Yuen Ching Ho and Nova Lifestyle, Inc., dated June 30, 2011
10.11†	Lock-Up Agreement between Jun Jiang and Nova Lifestyle, Inc., dated June 30, 2011
10.12†	Lock-Up Agreement between Qiang Liu and Nova Lifestyle, Inc., dated June 30, 2011
14.1	Code of Ethics (Incorporated herein by reference to Exhibit 14.1 to the Company’s Registration Statement on Form S-1 (File No. 333-163019) filed on November 10, 2009)
16.1	Letter of Kyle L. Tingle, CPA, LLC, dated July 15, 2010 (Incorporated herein by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on July 16, 2010)
16.2
Letter of Goldman Kurland and Mohidin LLP, dated June 30, 2011 (Incorporated herein by reference to Exhibit 16.2 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)

21.1	Subsidiaries of Nova Lifestyle, Inc. (Incorporated herein by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
99.1
Audited consolidated financial statements of Nova Furniture Limited and Subsidiaries for the years ended December 31, 2010 and 2009, and the unaudited consolidated financial statements Nova Furniture Limited and Subsidiaries for the three months ended March 31, 2011 and 2010 (Incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)

99.2
Unaudited pro forma financial statements of Nova Lifestyle, Inc. and Nova Furniture Limited and Subsidiaries as of March 31, 2011 (Incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)

# Management contract or compensatory plan, contract or arrangement
† Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.
(Registrant)
Date:	August 9, 2011	By:	/s/ Thanh H. Lam
		Name:	Thanh H. Lam
		Title:	President